EXHIBIT 10.13

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                            DOCUCON, INCORPORATED,
                            BOWNE OF DALLAS, INC.
                                     AND
                       BOWNE LITIGATION SOLUTIONS, L.P.

                        DATED AS OF NOVEMBER 26, 1997

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                               TABLE OF CONTENTS

ARTICLE I       DEFINITIONS..................................................2

                1.01.   Definitions..........................................2
                1.02.   Index of Other Defined Terms.........................7

ARTICLE II      TRANSFER OF ASSETS...........................................9

                2.01.   Transfer of Assets by Seller.........................9
                2.02.   Excluded Assets.....................................11
                2.03.   Assumption of Liabilities...........................11
                2.04.   Excluded Liabilities................................12
                2.05.   Assignment of Contracts and Rights..................13
                2.06.   Closing.............................................14
                2.07.   Purchase Price Allocation...........................15

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF SELLER....................15

                3.01.   Corporate Existence and Power.......................15
                3.02.   Authorization.......................................15
                3.03.   Subsidiaries........................................16
                3.04.   Governmental Authorization..........................16
                3.05.   Non-Contravention...................................16
                3.06.   Financial Statements................................16
                3.07.   Absence of Certain Changes..........................17
                3.08.   Real Property; Leases...............................18
                3.09.   Condition and Sufficiency of and Title to the
                        Transferred Assets..................................19
                3.10.   Accounts Receivable.................................20
                3.11.   Affiliates..........................................20
                3.12.   No Undisclosed Liabilities..........................21
                3.13.   Litigation..........................................21
                3.14.   Contracts; Customers; Suppliers.....................22
                3.15.   Permits; Required Consents..........................23
                3.16.   Compliance with Applicable Laws.....................24
                3.17.   Employment Agreements; Change in Control;
                        and Employee Benefits...............................24
                3.18.   Labor and Employment Matters........................26
                3.19.   Intellectual Property...............................27
                3.20.   Advisory Fees.......................................28
                3.21.   Environmental Compliance............................29

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                3.22.   Insurance...........................................30
                3.23.   Tax Matters.........................................30
                3.24.   Required SEC Filings................................31
                3.25.   Books and Records...................................31
                3.26.   Other Information...................................31

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE BUYER ................32

                4.01.   Existence and Power.................................32
                4.02.   Authorization.......................................32
                4.03.   Governmental Authority..............................32
                4.04.   Non-Contravention...................................32
                4.05.   Advisory Fees.......................................32
                4.06.   Litigation..........................................32
                4.07.   Purchase Price......................................33

ARTICLE V       COVENANTS OF SELLER.........................................33

                5.01.   Conduct of the Business.............................33
                5.02.   Access to Information...............................36
                5.03.   Compliance with Terms of Required Governmental
                        Approvals and Required Contract Consents............36
                5.04.   Maintenance of Insurance Policies...................36
                5.05.   Confidentiality.....................................37
                5.06.   Taxes...............................................37
                5.07.   Interim Financial Statements........................38
                5.08.   Specific Performance................................38

ARTICLE VI      COVENANTS OF THE BUYER......................................38

                6.01.   Access to Information...............................38
                6.02.   Compliance with Terms of Required Governmental
                        Approval and Required Contract Consents.............39
                6.03.   Confidentiality.....................................39
                6.04.   Specific Performance................................40

ARTICLE VII     COVENANTS OF ALL PARTIES....................................40

                7.01.   Further Assurances..................................40
                7.02.   Certain Filings.....................................40
                7.03.   Public Announcements................................40
                7.04.   Administration of Accounts..........................40

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                                                                          PAGE

ARTICLE VIII    CONDITIONS TO CLOSING.......................................41

                8.01.   Conditions to Obligation of the Buyer...............41
                8.02.   Conditions to Obligation of Seller..................44

ARTICLE IX      EMPLOYMENT AND BENEFITS MATTERS.............................45

                9.01.   Hiring of Employees; No Prior Service Credit........45
                9.02.   Seller's Retention of Liability.....................45
                9.03.   Health Benefits.....................................46
                9.04.   No Third-Party Rights...............................46
                9.05.   Right to Terminate Employment and Terminate or
                        Modify Plans........................................46

ARTICLE X       INDEMNIFICATION.............................................47

                10.01.  Agreement to Indemnify..............................47
                10.02.  Survival of Representation, Warranties and Covenants48
                10.03.  Claims for Indemnification..........................49
                10.04.  Defense of Claims...................................49
                10.05.  Nature of Payments..................................50

ARTICLE XI      TERMINATION.................................................50

                11.01.  Grounds for Termination.............................50
                11.02.  Effect of Termination...............................52

ARTICLE XII     AGREEMENT NOT TO COMPETE....................................52

                12.01.  Agreement not to Compete............................52

ARTICLE XIII    MISCELLANEOUS...............................................53

                13.01.  Notices.............................................53
                13.02.  Amendments:  No Waivers.............................54
                13.03.  Expenses............................................54
                13.04.  Successors and Assigns..............................54
                13.05.  Governing Law.......................................55
                13.06.  Counterparts; Effectiveness.........................55
                13.07.  Entire Agreement....................................55
                13.08.  Captions............................................55
                13.09.  Severability........................................55
                13.10.  Construction........................................55

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                                                                          PAGE
                13.11.  Arbitration of Claims...............................56
                13.12.  Cumulative Remedies.................................57
                13.13.  Third Party Beneficiaries...........................57
                13.14.  Jurisdiction........................................57

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                           ASSET PURCHASE AGREEMENT

            This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of November 26, 1997, is by and among DOCUCON, INCORPORATED, a Delaware corporation ("Seller"), BOWNE LITIGATION SOLUTIONS, L.P., a Delaware limited partnership ("Buyer"), and BOWNE OF DALLAS, INC., a Delaware corporation and the sole stockholder of Buyer's general partner ("Bowne Entity").

                             W I T N E S S E T H:

            WHEREAS, Seller is in the business of providing software products and consulting services related to such software products to the legal and corporate markets through the J. Feuerstein Systems division, an unincorporated division of the Seller (the "Division"); and

            WHEREAS, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase, substantially all of the assets relating to or used or held for use in connection with the Division, all upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

            1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

            "ADVANTIS AGREEMENTS" means (i) the Application Provider Agreement between the Division and Advantis, executed by the Division on January 24, 1997, and (ii) the Customer Agreement between the Division and Advantis, effective May 21, 1996.

            "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

            "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, code, writ, injunction, directive, judgment, decree or other requirement of, or agreement with, any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Plan Affiliates or Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's,

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employee's, consultant's or agent's activities on behalf of such Person or any of its Plan Affiliates or controlled Affiliates).

            "ASSOCIATE" or "ASSOCIATED WITH" means, when used to indicate a relationship with any Person, (a) any other Person of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof.

            "BANK ONE DEBT" means all principal, interest, penalties, prepayment fees and any other amounts owing under (i) the Promissory Notes dated September 30, 1996 with respective original principal amounts of $750,000 and $1,550,000, each executed by the Seller in favor of Bank One, Texas, National Association, and (ii) the related Bank One Loan Agreement.

            "BANK ONE LOAN AGREEMENT" means the Loan Agreement, dated September 30, 1996, between the Seller and Bank One, Texas, National Association, as the same may have been amended.

            "BENEFIT ARRANGEMENT" means any material benefit arrangement that is not an Employee Benefit Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers' compensation benefits, (iii) each incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each compensation policy and practice maintained by Seller or any ERISA Affiliate of Seller covering the employees, former employees, directors and former directors of Seller and the beneficiaries of any of them.

            "BENEFIT PLAN" means an Employee Benefit Plan or Employee Pension Benefit Plan.

            "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "DAMAGES" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including without limitation, (i) interest on cash

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disbursements in respect of any of the foregoing at the Reference Rate in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

            "DIVISION" has the meaning set forth in the recitals hereto.

            "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by Seller or any ERISA Affiliate thereof covering employees or former employees of the Division.

            "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, and that is sponsored or contributed to by Seller or any ERISA Affiliate thereof, other than a Multiemployer Plan.

            "ENVIRONMENT" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

            "ENVIRONMENTAL CLAIM" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including but not limited to any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substance at any location, including but not limited to any off-Site location to which Hazardous Substance or materials containing Hazardous Substance were sent for handling, storage, treatment, or disposal.

            "ENVIRONMENTAL CLEAN-UP SITE" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, threatened or suspected Release of a Hazardous Substance.

            "ENVIRONMENTAL LAW" means any and all current and future, federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Authority, relating to the protection of health

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and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET SEQ.; the Hazardous Material Transportation Act 49 U.S.C. ss. 1801 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. ss. 136 ET SEQ.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Occupational Safety & Health Act of 1970, 29 U.S.C. ss. 651 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance.

            "ENVIRONMENTAL LIABILITY" means Liability of a Person that arises under any Environmental Law.

            "ENVIRONMENTAL PERMIT" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and, except where the context otherwise requires, the regulations promulgated thereunder.

            "ERISA AFFILIATE" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code.

            "GAAP" means United States generally accepted accounting principles and practices.

            "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state, city or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

            "GROUP HEALTH PLAN" means any group health plan, as defined in
Section 5000(b)(1) of the Code.

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            "HAZARDOUS SUBSTANCE" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "HAZARDOUS WASTES," "EXTREMELY HAZARDOUS WASTES," "RESTRICTED HAZARDOUS WASTES," "TOXIC SUBSTANCES," "TOXIC POLLUTANTS," "POLLUTANTS," "REGULATED SUBSTANCES," "SOLID WASTES," or "CONTAMINANTS" or words of similar import, under any Environmental Law.

            "IBM AGREEMENTS" means (i) the OEM Distribution Agreement between Seller and International Business Machines Corporation ("IBM"), dated September 30, 1997, and (ii) the Independent Software Vendor Assistance Agreement (No. AUS970559) between Seller and IBM.

            "INDEMNIFYING PARTY" means: (i) with respect to any Buyer Indemnitee asserting claim under Sections 10.01(a) or 13.11, the Seller, and (ii) with respect to any Seller Indemnitee asserting a claim under Sections 10.01(b) or 13.11, the Buyer.

            "INDEMNITEE" means: (i) each of the Buyer and its respective Affiliates and Associates with respect to any claim for which the Seller is an Indemnifying Party under Sections 10.01(a) or 13.11; and (ii) the Seller and its respective Affiliates and Associates with respect to claims for which the Buyer is an Indemnifying Party under Sections 10.01 (b) or 13.11.

            "INTERSOLV AGREEMENT" means the Intersolv Driver Distributor License Agreement between Seller and Intersolv, Inc., dated August 7, 1996, as amended.

            "IRS" means the Internal Revenue Service.

            "LEASE" has the meaning set forth in Section 8.01(l) hereof.

            "LEASED PREMISES" means the premises to be leased by Buyer pursuant to the Lease.

            "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

            "LIEN" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

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            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 3(37) and 4001(a)(3) of ERISA, that is subject to Title IV of ERISA.

            "PERMITTED LIENS" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons imposed by Applicable Law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP; PROVIDED, HOWEVER, that, with respect to each of the foregoing clauses (i) through (v), to the extent that any such Lien arose on or prior to the date of the Closing and relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Lien shall not be a Permitted Lien unless adequate accruals for such Liability have been established therefor on the Financial Statements in conformity with GAAP. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan sponsored by, maintained by or contributed to by Seller or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Benefit Plan shall be a Permitted Lien.

            "PERSON" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

            "PIXEL AGREEMENT" means the Software License Agreement by and between Seller and Pixel Translations, Inc., dated March 1, 1995.

            "PLAN AFFILIATE" means, with respect to any Person, any Benefit Arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any Benefit Arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

            "PROHIBITED TRANSACTION" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA, respectively.

            "PURCHASE PRICE" means Six Million Five Hundred Thousand Dollars ($6,500,000), payable as described in Section 2.06(b).

            "REFERENCE RATE" means the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate (or reference rate). Any change in the Reference

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Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

            "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

            "SEC" means the Securities and Exchange Commission.

            "SITE" means any of the real properties currently or previously owned, leased or operated by Seller, any predecessors of Seller or any entities previously owned by Seller, including all soil, subsoil, surface waters and groundwater thereat.

            "SUBSIDIARY" means, with respect to any Person, (i) any corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries, and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise) if such Person has a 10% or more equity interest therein.

            "TAX" means all taxes, assessments, duties, fees, levies or other governmental charges imposed of any nature, whether or not disputed, including, without limitation, federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

            "TAX RETURN" means all returns, reports, forms or other information required to be filed with respect to any Tax .

            1.02. INDEX OF OTHER DEFINED TERMS. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

            DEFINED TERM                        SECTION
            "1996 Balance Sheet"                 3.06
            "AAA"                                13.11(b)
            "Accounts Receivable                 2.01(a)(vi)

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            "Action"                             13.14
            "Agreement"                          Preamble
            "Allocation Statement"               2.08
            "Annual Statements"                  3.06
            "Arbitration Notice"                 13.11(c)
            "Arbitrators' Report"                13.11(b)
            "Assumed Liabilities"                2.03
            "Bowne Entity"                       Preamble
            "Buyer"                              Preamble
            "Buyer Indemnitees"                  10.01(a)
            "Closing"                            2.06(a)
            "Closing Date"                       2.06(a)
            "Computer Equipment"                 2.01(a)(i)
            "Contracts"                          2.01(a)(v)
            "Disputes"                           13.11(a)
            "Employment Agreements"              3.17(a)
            "Equipment"                          2.01(a)(iii)
            "Equity Securities"                  6.01(b)(xii)
            "Escrow Agent"                       2.06(c)
            "Escrow Agreement"                   2.06(c)
            "Exchange Act"                       3.24
            "Excluded Assets"                    2.02
            "Excluded Liabilities"               2.04(a)
            "Financial Statements"               3.06
            "Independent Accountants"            2.07
            "Initiating Party"                   13.11(c)
            "Insurance Policies"                 3.22
            "Intellectual Property"              3.19(g)
            "Interim Statements"                 3.06
            "ISRA"                               3.21(f)
            "Leases"                             3.08(b)
            "Leased Real Property"               3.08(b)
            "Notice of Claim"                    10.03
            "Outside Date"                       11.01(f)
            "Permits"                            3.15(a)
            "Personal Property Leases"           3.08(b)
            "Proceedings"                        3.13
            "Purchase Documents"                 3.02
            "Real Property Leases"               3.08(b)
            "Required Consents"                  3.15(b)
            "Required Contract Consent"          3.15(b)
            "Required Governmental Approval"     3.15(b)
            "Scheduled Contracts"                3.14(a)

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            "Securities Act"                     3.24
            "Seller"                             Preamble
            "Seller Indemnitees"                 10.01(b)
            "Seller SEC Reports"                 3.24
            "Software"                           2.01(a)(ii)
            "Subsequent Material Contract"       5.01(b)(v)
            "Trademark Assignment"               8.01(m)
            "Transferred Assets"                 2.01(a)
            "Transferred Employees"              9.01
            "WARN"                               3.18(c)


                                  ARTICLE II

                              TRANSFER OF ASSETS

            2.01. TRANSFER OF ASSETS BY SELLER.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and agreements herein set forth, Buyer agrees to purchase from Seller and Seller agrees to sell or cause to be sold to Buyer at the Closing, free and clear of all Liens other than Permitted Liens, all of the assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses of Seller of every kind and description as the same shall exist on the Closing Date (other than the Excluded Assets), wherever located, whether tangible or intangible, real, personal or mixed, that are used, useable or held for use in the Division, whether or not reflected on the books and records of Seller (the collective assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses to be transferred to Buyer by Seller pursuant hereto are referred to collectively herein as the "Transferred Assets"), including without limitation the following assets (to the extent such assets are used, useable or held for use in the Division):

                        (i) all computer equipment, including processors, monitors and keyboards, and all peripheral devices, including scanners, printers, CD Rom devices, modems, output devices, servers, data storage and retrieval systems, and all other related equipment of any kind whatsoever and any and all instruction and operational manuals relating thereto (the "Computer Equipment"), the principal items (which for the purpose of this Agreement shall mean those having an original purchase price in excess of $1,000 or more) of which are listed in SCHEDULE 2.01(a)(i);

                        (ii) all computer programs, computer software and all available documentation and source codes, including without limitation, all rights and licenses to any thereof owned by third parties (the "Software"), which Software is listed on SCHEDULE 2.01(a)(ii);

                        (iii) all machinery, equipment, furniture, office equipment, facsimile machines, copying machines, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) (the "Equipment"), the principal items (which for the purpose of this Agreement shall mean those having an original purchase price of $1,000 or more) of which are listed on SCHEDULE 2.01(a)(iii);

                        (iv) all items of inventory notwithstanding how classified in the financial records of Seller, including all supplies, paper and spare parts;

                        (v) all contracts, agreements, options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which Seller is a party on the Closing Date, including the Scheduled Contracts and the Subsequent Material Contracts, in each case limited to those which Buyer has agreed to assume on the Closing Date pursuant to Section 2.05 hereof (the "Contracts");

                        (vi) all accounts, accounts receivable, notes receivable and any other evidences of indebtedness and rights to receive payments from any Person owing to the Seller, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, and any security or collateral therefor, including recoverable advances and deposits ("Accounts Receivable");

                        (vii) all prepaid charges and expenses of Seller, including any such charges and expenses with respect to ad valorem taxes, leases and rentals and utilities;

                        (viii)all rights of Seller under any insurance policy, except any policy pertaining entirely to the Excluded Assets, including, without limitation, all rights to any proceeds thereof;

                        (ix) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Division or the Transferred Assets, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Seller for use by the Division or affecting any of the Transferred Assets;

                        (x)   all of Seller's Intellectual Property;

                        (xi) all transferable franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by Seller;

                        (xii) all books, records, files and papers of Seller, whether in hard copy or computer format, including bank account records, books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records of present and former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related to the conduct of the business of the Division at any time prior to the Closing;

                       (xiii) all lists of present customers and lists of former customers as the same may exist on the Closing Date;

                        (xiv) all goodwill associated with the Division or any Transferred Assets; and

                        (xv) except as specifically provided in Section 2.02 and
      SCHEDULE 2.02, all other assets and properties of Seller used, useable or held for use in, the Division which exist on the Closing Date, whether tangible or intangible, real or personal, whether or not specifically referred to in this Agreement.

                  (b) On the Closing Date, Seller shall sell, convey, transfer and deliver good, valid and marketable title to the Transferred Assets to Buyer free and clear of all Liens except for Permitted Liens.

            2.02. EXCLUDED ASSETS. Buyer expressly understands and agrees that the assets and properties set forth on SCHEDULE 2.02 (the "Excluded Assets") shall be excluded from the Transferred Assets.

            2.03. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements herein set forth, Buyer agrees, effective on the Closing Date, to assume, perform and in due course pay and discharge all Contracts listed on SCHEDULE 2.05(A), but only to the extent that the Required Contract Consents have been obtained with respect thereto and only to the extent of obligations arising thereunder after the Closing Date and excluding any obligations, breaches and defaults thereunder which arose, or which relate to periods, prior to the Closing Date (whether or not known or asserted until after the Closing Date) or which are Excluded Liabilities (such obligations assumed under the Contracts being herein called the "Assumed Liabilities"). Notwithstanding the foregoing, and whether or not any item is listed on the Disclosure Schedules hereto, Buyer will not assume, and shall not be deemed to have assumed, (i) any Real Property Lease or any contract granting any party the right to sell the Division's products or services if, in each case, such contract or Real Property Lease contains any obligations which extend beyond the date which is six (6) months following the Closing Date, or (ii) any contract requiring payments by Buyer after the Closing Date with respect to products or services delivered to Seller or the Division prior to the Closing Date.

            2.04. EXCLUDED LIABILITIES.

                  (a) Buyer does not assume, and shall not at any time hereafter (including on or after the Closing Date) become liable for, any Liabilities of Seller (whether or not asserted prior to the Closing Date), any of its Associates, Affiliates, Plan Affiliates or ERISA Affiliates or any shareholder of Seller, other than the Assumed Liabilities (such Liabilities not being assumed being hereinafter referred to as the "Excluded Liabilities"). The Excluded Liabilities shall include, but are not limited to, the following:

                        (i) any Liability whether presently in existence or arising hereafter which is attributable to an Excluded Asset;

                        (ii) any Environmental Liability of Seller whether presently in existence or arising hereafter and whether or not known or asserted until after the Closing Date;

                        (iii) any Liability the existence of which constitutes a breach of any representation or warranty of Seller hereunder;

                        (iv) any Liabilities for federal, state, local or foreign income Taxes and any other Taxes of any kind whatsoever, including interest or penalties with respect thereto, and any Tax sharing agreement with respect thereto, including without limitation, any thereof which may arise from the making of this Agreement or the consummation of the transactions contemplated hereby;

                        (v) any indebtedness (principal or interest) or the guaranty thereof;

                        (vi) any Liabilities in respect of pending or threatened litigation, including without limitation, any Liabilities in respect of any claims, actions, suits, Proceedings, arbitrations or investigations arising out of events, occurrences or omissions prior to the Closing Date (whether or not asserted prior to the Closing Date) in any court, before any Governmental Authority or before any arbitration panel, whether or not listed on any schedule to this agreement;

                        (vii) any Liabilities of Seller for expenses, including without limitation legal and accounting fees and expenses incurred in connection with the making of this Agreement or the consummation of the transactions contemplated hereby;

                        (viii) any obligations or Liabilities whatsoever under any Benefit Plans or Benefit Arrangements;

                        (ix) any obligations or Liabilities under any contracts, leases, commitments or understandings, written or oral;

                        (x) any Liabilities or claims arising out of non-compliance with any law, rule or regulation of any Governmental Authority;

                        (xi) any obligations or Liabilities of Seller for severance pay of employees or consultants with respect to the transactions contemplated by this Agreement;

                        (xii) any Liabilities or obligations of Seller in respect of workers' compensation claims arising out of any injury sustained or occupational disease contracted;

                        (xiii)any obligations or Liabilities of Seller of any kind whatsoever to any of its shareholders, officers or directors, including without limitation, any Liabilities for indemnification;

                        (xiv) any Liability whether currently in existence or arising hereafter, relating to fees, commissions or expenses owed to any broker, finder, investment banker, attorney or other intermediary or advisor employed by Seller or any of its Affiliates, Associates or its Plan Affiliates or ERISA Affiliates in connection with the transactions contemplated hereby or otherwise; and

                        (xv) any contingent Liabilities of Seller related to any transactions of Seller.

                  (b) Seller agrees to pay, perform and discharge all Excluded Liabilities on or prior to the Closing Date; PROVIDED however that the outstanding Excluded Liabilities of Seller identified on SCHEDULE 2.04(B) may be paid, performed and discharged as and when they become due and payable.

            2.05. ASSIGNMENT OF CONTRACTS AND RIGHTS.

                  (a) Subject to the terms and provisions hereof, Buyer shall assume on the Closing Date all Contracts listed on SCHEDULE 2.05(A), and no other contracts, agreements, leases, commitments, or understandings, but only to the extent the Required Contract Consents have been obtained with respect thereto, and, in any event, not including any obligations under such assumed Contracts which are Excluded Liabilities or which relate to periods prior to the Closing Date or with respect to any breach or default arising prior to the Closing Date, in each case even if not known or asserted until after the Closing Date. With respect to any Contract and any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof to the extent requested by Buyer, Seller will use its best efforts to obtain the written consent of the other parties to any such Contract for the assignment thereof to Buyer or written confirmation from such parties confirming that such consent is not required, in form and substance reasonably satisfactory to Buyer.

                  (b) If the Required Contract Consent or such confirmation is not obtained with respect to any such Contract and if notwithstanding the provisions of Section 8.01(c), Buyer shall elect to consummate the Closing, then
(i) this Agreement shall not constitute an assignment of transfer or attempted assignment or transfer of such Contracts for which Required Contract Consents have not been obtained, and (ii) Seller and Buyer shall cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations under such Contract in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any Transferred Asset or any claim, right or benefit arising thereunder not transferred to Buyer pursuant to this Section 2.05.

            2.06. CLOSING.

                  (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York on the third Business Day following the date on which the last of the conditions to Closing set forth in Sections 8.01 and 8.02 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which Buyer and Seller may agree (the date and time of Closing are herein referred to as the "Closing Date").

                  (b) At the Closing, Buyer shall deliver (i) five million six hundred thousand dollars ($5,600,000; representing $5,700,000 less $100,000 delivered to Seller on November 18, 1997) to Seller in immediately available funds by wire transfer to a bank account designated by Seller in writing at least three Business Days prior to the Closing and (ii) eight hundred thousand dollars ($800,000) to Fleet Bank, as Escrow Agent (the "Escrow Agent"), to be held as collateral security for any Liability of Seller to Buyer under this Agreement, but without limitation as to the amount of any such Liability, pursuant to the Escrow Agreement in the form attached hereto as EXHIBIT A (the "Escrow Agreement"), which Escrow Agreement shall be executed and delivered on the Closing Date by each of the Buyer, the Seller and the Escrow Agent.

                  (c) At the Closing, (i) Seller shall deliver to Buyer such bills of sale, certificates of title, endorsements, consents, assignments, powers of attorney and other good and sufficient instruments of conveyance and assignment (which in the case of Intellectual Property, shall be documents recordable in their delivered form in the respective countries of origin) as the Buyer and its counsel shall deem reasonably necessary or appropriate to vest in Buyer all of Seller's right, title and interest in, to and under the Transferred Assets free and clear of all Liens except Permitted Liens; (ii) Seller shall deliver the Transferred Assets to the Leased Premises; and (iii) Buyer and Seller shall deliver to each other the documents and agreements described in Sections 8.01 and 8.02 hereof.

            2.07. PURCHASE PRICE ALLOCATION. Within sixty (60) days after the Closing Date, Buyer and Seller, using the fair market value of the Transferred Assets and the covenant contained in Section 12.01 as reasonably agreed to by the parties, shall determine the allocation of the sum of the Purchase Price and the Assumed Liabilities among the Transferred Assets and such covenant for purposes of complying with Section 1060 of the Code and making any required filings under state or local law and shall set forth such allocation on a statement (the "Allocation Statement"). After the determination of the Allocation Statement, from time to time, Buyer and Seller shall agree upon revisions to the Allocation Statement for Tax purposes. Buyer and Seller shall report the Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement, as it may be revised from time to time, and shall not take any position inconsistent therewith. Any disputes as the Allocation Statement shall be submitted to an independent, nationally recognized accounting firm (which shall not be an accounting firm engaged for any purpose within the past five (5) years by either Buyer or Seller) (the "Independent Accountants") for their prompt resolution, which shall be binding on the parties.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

            As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to, and covenants and agrees with, Buyer as follows:

            3.01. CORPORATE EXISTENCE AND POWER. Seller is a corporation duly organized and validly existing and in good standing under the laws of Delaware, and has all corporate power and authority required to carry on the business of the Division as now conducted and to own and operate the Transferred Assets as now owned and operated. Seller is not required to qualify to conduct business in any state other than the states set forth in SCHEDULE 3.01, in which states Seller is duly qualified to do business and is in good standing.

            3.02. AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the other documents contemplated herein to be signed by Seller (the "Purchase Documents") and the consummation by Seller of the transactions contemplated hereby and thereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller, including, without limitation, any required approvals of its shareholders. This Agreement has been, and the Purchase Documents shall be, duly and validly executed by Seller and this Agreement constitutes, and the Purchase Documents when executed and delivered shall constitute, the legal, valid and binding agreement of Seller, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

            3.03. SUBSIDIARIES.  Seller has no Subsidiaries.

            3.04. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the Purchase Documents require no action by, consent or approval of, or filing with, any Governmental Authority.

            3.05. NON-CONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and the Purchase Documents do not and will not (a) contravene or conflict with the Articles of Incorporation or Bylaws of Seller, true and correct copies of which have been delivered to Buyer by Seller, (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Seller, the Division or any of the Transferred Assets; (c) assuming receipt of the Required Consents and except as set forth on SCHEDULE 3.05(C), constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which Seller is entitled under, any Scheduled Contract, any Subsequent Material Contract or any Permit or similar authorization relating to the Division or included in any of the Transferred Assets or by which the Division or any of the Transferred Assets may be bound; or (d) result in the creation or imposition of any Lien on any Transferred Assets, other than Permitted Liens.

            3.06. FINANCIAL STATEMENTS. Attached hereto as EXHIBIT B are true and complete copies of the balance sheet and related statement of operations and retained earnings and of cash flows for the Seller for the years ended December 31, 1994, 1995 and 1996, in each case audited by Arthur Anderson, L.L.P., and the unaudited balance sheet for the Division as at December 31, 1996 (the "Annual Statements") and the Seller's unaudited balance sheet as at the end of each month of calendar year 1997 ending prior to the date of this Agreement and the Seller's statement of operations for each period then ended and the Division's unaudited balance sheet as at September 30, 1997 and the Division's statement of operations for the period then ended (collectively, the "Interim Statements" and, together with the Annual Statements, the "Financial Statements"). The unaudited December 31, 1996 balance sheet of the Division is referred to herein as the "1996 Balance Sheet." Each of the Financial Statements has been prepared based on the books and records of Seller in accordance with GAAP and the Seller's normal accounting practices, consistent with past practice throughout the periods covered thereby and with each other, and present fairly the financial condition and results of operations of the Seller and the Division as of the dates or for the periods indicated, except, with respect to the Interim Financial

Statements only, (i) for the absence of notes required by GAAP which if presented would not differ materially from those included in the 1996 Balance Sheet, and (ii) that such statement is subject to year-end adjustments consisting of normal recurring items the effect of which, individually or in the aggregate, will not be materially adverse.

            3.07. ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.07(A), since the date of the 1996 Balance Sheet the business of the Division has been conducted in the ordinary course, consistent with past practice, and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts or change in the Transferred Assets, the Division or the business of the Division (including any damage, destruction or other casualty loss, whether or not covered by insurance) affecting Seller, the Division or any Transferred Assets that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a material adverse effect on the operations, affairs, prospects, financial condition, results of operations, assets, Liabilities or reserves of Seller or any other aspect of the Division;

                  (b) (i) any incurrence, assumption or guarantee of any indebtedness for borrowed money by Seller in connection with the Division or any of the Transferred Assets, (ii) any incurrence of any Liability relating to a documentary or standby letter of credit by Seller in connection with the Division, any of the Transferred Assets or otherwise, (iii) any change in any Liability other than in the ordinary course of business consistent with past practice, or (iv) any incurrence of any other Liability by Seller in connection with the Division or any of the Transferred Assets, other than in the ordinary course of business consistent with past practice which, individually or on the aggregate, were not material.

                  (c) any creation, assumption or sufferance of the existence of any Lien on any Transferred Asset, other than Permitted Liens;

                  (d) any transaction or commitment made, or any contract, agreement or understanding entered into, by Seller (including the acquisition or disposition of any Transferred Assets), or any waiver, amendment, termination or cancellation of any Contract by Seller or any relinquishment of any rights thereunder by Seller, or of any other right or debt owed to Seller, in each case relating to the Division or any of the Transferred Assets, other than in each such case actions taken in the ordinary course of business consistent with past practice;

                  (e) any (i) grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Division, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, stockholder or employee of the Division, (iii) increase in benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any director, officer, stockholder or employee of the Division, (iv) increase in compensation, bonus or other benefits payable or potentially payable to directors, officers, stockholders or employees of the Division, (v) change in the terms of any bonus, pension, insurance, health or other Benefit Plan or Benefit Arrangement relating to any employee of the Division, or (vi) representation by Seller to any employee or former employee of Seller that Buyer would assume, continue to maintain or implement any Benefit Plan or Benefit Arrangement after the Closing Date;

                  (f) any loan to or guarantee or assumption of any loan or obligation on behalf of any stockholder, director, officer or employee of the Division or to any Associate or Affiliate of any of the foregoing, except business expense advances occurring in the ordinary course of business consistent with past practice;

                  (g) any material change by Seller in its accounting principles, methods or practices or in the manner it keeps its books and records or any material change by Seller of its current practices with regards to inventory, sales, receivables, payables or accrued expenses which would affect the timing of collection of receivables or the payment of payables;

                  (h) any distribution, dividend, bonus or other payment by Seller to any officer, director, stockholder or Affiliate of Seller or any of their respective Affiliates or Associates, except as set forth in SCHEDULE 3.07(H);

                  (i) any capital expenditure or capital additions or betterments relating to the Transferred Assets or the Division, which exceeded $10,000 in any one case, or $25,000 in the aggregate;

                  (j) any entering into of any contract or other arrangement or understanding between Seller and any officer, director, stockholder or Affiliate of Seller or any of their respective Affiliates or Associates, except as set forth in SCHEDULE 3.07(J); or

                  (k) any payment, discharge or satisfaction of any Liabilities of Seller, other than payments, discharges or satisfactions in the ordinary course of business consistent with past practice or as contemplated by Section 8.01(i) hereunder.

            3.08. REAL PROPERTY; LEASES.

                  (a) Seller owns the real property listed on SCHEDULE 3.08(A) (the "Real Property"). The Real Property is not used, and is not necessary, in connection with the operation of the Division. None of the Transferred Assets can be considered fixtures located on the Real Property.

                  (b) SCHEDULE 3.08(B) sets forth a true and complete list of all material personal property leases to which the Seller is a party or by which the Seller is bound and which relate to the Division or the Transferred Assets (the "Personal Property Leases") and all leases of real property which relate to the Division or the Transferred Assets (the "Real Property Leases" and collectively with the Personal Property Leases, the "Leases"), true copies of which have been delivered to Buyer. Such Schedule sets forth the location of each parcel of real property subject to a Real Property Lease (the "Leased Real Property"), the name of the landlord under each Real Property Lease, and a brief description of the nature of the activities of Seller conducted on such real property. Seller has a good and valid leasehold interests in the property and assets subject to the Leases. Seller is in possession of the premises demised by the Real Property Leases and has not sublet any portion thereof. With respect to the Leases, except as set forth on
SCHEDULE 3.08(B), there exist no defaults by Seller, or, to the knowledge of Seller, any default or threatened default by any lessor or third party thereunder or any condition which, with notice or the passage of time or both, would constitute a default, violation or breach on the part of any party to any Lease. Assuming the Required Contract Consents are obtained, all Leases to which a Seller is a party or by which it is bound may be assigned, transferred and conveyed to Buyer without default, penalty or modification thereof.

                  (c) Except as disclosed in SCHEDULE 3.08(C), Seller has not received notice of, nor is Seller aware of, any pending zoning or other land-use regulation Proceedings or, to Seller's knowledge, any proposed change in any Applicable Laws, which could reasonably be expected to detrimentally affect the use or operation of any Leased Real Property, nor has Seller received notice of any special assessment proceedings affecting the Leased Real Property, or applied for any change to the zoning or land use status of the Leased Real Property.

                  (d) Except as disclosed in SCHEDULE 3.08(D), Seller's current use and operation of all Leased Real Property is in compliance with all Applicable Laws (including without limitation all Environmental Laws and all laws relating to zoning and land use) and public and private covenants, restrictions and easements, and Seller has not received notice of noncompliance with any Applicable Laws.

                  (e) Except as disclosed in SCHEDULE 3.08(E), and to Seller's best knowledge after having made due inquiry, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or for the normal use and operation of the Leased Real Property are (i) installed to the property lines of each Leased Real Property and (ii) sufficient to service the Leased Real Property as improved and to permit full compliance with all Applicable Laws and normal usage of each Leased Real Property,

                  (f) Seller has obtained all licenses, permits, approvals, easements and rights of way (and all such items are currently in full force and effect) required from any Governmental Authority having jurisdiction over each parcel of Leased Real Property or from private parties necessary for the current use and operation of each such Leased Real Property

            3.09. CONDITION AND SUFFICIENCY OF AND TITLE TO THE TRANSFERRED ASSETS.

                  (a) Seller has good, valid and marketable title to each of the Transferred Assets free and clear of all Liens except Permitted Liens, including all such assets (real, personal or mixed, tangible or intangible, including the Intellectual Property) reflected in the 1996 Balance Sheet, except (i) those assets disposed of in the ordinary course of business consistent with past practice after the date thereof, (ii) any leased or licensed assets reflected in the Schedules hereto, and (iii) the Excluded Assets. Upon consummation of the transactions contemplated by this Agreement, Seller will have sold, assigned, transferred and conveyed to Buyer good title to all of the Transferred Assets free and clear of all Liens other than Permitted Liens, which assets constitute all of the properties, assets, rights and services used, useable or held for use in, or relating to, the Division (other than the Excluded Assets). The business of the Division is a going concern and the transfer of the Transferred Assets to Buyer pursuant to this Agreement will enable Buyer to operate the business of the Division as a going concern with all operations of such business unimpaired in any material respect immediately upon the Closing.

                  (b) All tangible properties and assets (other than inventory) included in the Transferred Assets are in all material respects structurally sound and are in good operating condition and repair and are adequate for the uses to which they are put, and no properties or assets necessary for the conduct of the business of the Division in substantially the same manner as it has heretofore been conducted are in need of replacement, maintenance or repair except for routine and not materially deferred replacement, maintenance and repair.

                  (c) All Software owned by Seller, and, to Seller's knowledge after due inquiry, all Computer Equipment owned by Seller, and, to Seller's knowledge, all Computer Equipment and Software leased or licensed from third parties, are free of any "Year 2000 Problem" and will function properly at the turn of the century without requiring any modification or replacement thereof.

            3.10. ACCOUNTS RECEIVABLE. The Accounts Receivable reflected on the 1996 Balance Sheet, or thereafter acquired through the Closing Date, have and shall have risen only from bona fide transactions in the ordinary course of business consistent with past practice. Such Accounts Receivable are payable on trade terms consistent with the Seller's ordinary course of business of the Division. The reserves for Accounts Receivable set forth on the 1996 Balance Sheet were adequate as of the date thereof to reserve against all existing accounts receivable as of said date which are or shall become uncollectible in the ordinary course of business, and such reserves were calculated in accordance with GAAP in a manner consistent with past practices of the business of the Division. Except to the extent reserved against on the 1996 Balance Sheet, as such reserves may have adjusted on the books of Seller for periods after the date of the 1996 Balance Sheet in accordance with GAAP and consistent with past practices, the Accounts Receivables as of the Closing Date are fully collectible at the recorded amounts thereof within ninety (90) days and are not subject to any counterclaim or set-off.

            3.11. AFFILIATES. Except as set forth in SCHEDULE 3.11, to the knowledge of Seller, no stockholder of Seller nor any officers or directors of Seller (or any immediate family member of any such officer or director):

                  (a) now has or at any time subsequent to January 1, 1994, had, directly or indirectly, an equity or debt interest in any Person which furnishes or sells or during such period furnished or sold services or products to Seller or purchases or during such period purchased from Seller any goods or services, or otherwise does or during such period did business with Seller which in any way related to the Division or the Transferred Assets; PROVIDED, HOWEVER, that no stockholder of Seller nor any of Seller's officers, directors or other Affiliates shall be deemed to have such an interest solely by virtue of the ownership of less than five percent (5%) of the outstanding voting stock or debt securities of any publicly held company, the stock of which is traded on a national stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System; or

                  (b) now is or at any time subsequent to January 1, 1994 was, directly or indirectly, a party to any contract, agreement, commitment or understanding to which Seller is or during such period was a party or under which it is or was obligated or bound or to which its properties may be or may have been subject, which relate to the Division or the Transferred Assets.

            3.12. NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.12, there are no Liabilities related to the Division or the Transferred Assets that would or reasonably could constitute Liabilities that could become the obligation of Buyer subsequent to the Closing if not discharged prior to the Closing Date, other than,

                  (a) any Liability accrued as a Liability of the Division on the 1996 Balance Sheet;

                  (b) Liabilities of the Division specifically disclosed and identified as such in the Schedules to this Agreement; and

                  (c) Liabilities of the Division incurred in the ordinary course of business since the date of the 1996 Balance Sheet consistent with past practices that are not individually or in the aggregate material in amount or material to the Division or to the Transferred Assets.

            3.13. LITIGATION. Except as disclosed in SCHEDULE 3.13, (i) there are no actions, suits, hearings, arbitrations, proceedings (public or private) or governmental investigations, that have been brought by or against any Governmental Authority or by or against any other Person (collectively, "Proceedings") pending or, to the knowledge of Seller, threatened, against or by Seller, that relate to or that may affect the Division or any of the Transferred Assets or which seek to enjoin or rescind the transactions contemplated by this Agreement or otherwise seek to prevent Seller, or may have the effect of preventing Seller, from complying with the terms and provisions of this Agreement or any Purchase Document; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority affecting any of the Transferred Assets, the Division or the transactions contemplated by this Agreement or any Purchase Document.

            3.14. CONTRACTS; CUSTOMERS; SUPPLIERS.

                  (a) SCHEDULE 3.14(A) sets forth a complete list of all contracts, agreements, commitments or understandings (whether written or oral) of Seller or the Division, relating to the Division or the Transferred Assets, including without limitation the following (collectively with the Leases, and the agreements, if any, referred to in SCHEDULES 3.11, 3.17(a), 3.18(a) and 3.19, the "Scheduled Contracts"):

                        (i) each contract, agreement, commitment or understanding between Seller and (A) each present or former director, officer or other member of management or other personnel of Seller, (B) any supplier of services or products to the Division whose dollar volume of sales to Seller exceeded in 1996, or is expected to exceed in 1997, Ten Thousand Dollars ($10, 000), and (C) any Person where the aggregate payments made to Seller under such contract, agreement, commitment or understanding exceeded in 1996, or is expected to exceed in 1997, Ten Thousand Dollars ($10,000);

                        (ii) each other contract, agreement, commitment or understanding of Seller that requires the payment or incurrence of Liabilities, or the rendering of services, by Seller, subsequent to the date of this Agreement in an amount of more than Ten Thousand Dollars ($10,000);

                        (iii) all contracts, agreements, commitments or understandings relating to, and evidences of or guarantees of, or providing security for, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                        (iv) all partnership, joint venture or other similar contracts, agreements, commitments or understandings;

                        (v) all license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar contracts, agreements, commitments or understandings relating to or providing for the marketing and/or sale of products or services to which Seller is a party or by which Seller is otherwise bound;

                        (vi) all contracts, agreements, commitments or understandings restricting in any manner the right of Seller to compete with any other Person or to engage in any line of business;

                        (vii) all powers of attorney relating to the Division or any of the Transferred Assets; and

                        (viii) any contract, agreement, commitment or understanding which is out of the ordinary course of business or which is material to Seller or the Division or the Transferred Assets.

                  (b) Except as disclosed in SCHEDULE 3.14(B), each Scheduled Contract and each other contract, agreement, commitment or understanding relating to the Division or any of the Transferred Assets is a legal, valid and binding obligation of Seller and, to the knowledge of Seller, each other party thereto, enforceable against Seller and, to the knowledge of Seller, each such other party thereto, in accordance with its terms, and neither Seller nor, to the knowledge of Seller, any other party thereto, is in material default (or would be in material default on the giving of notice or the lapse of time or both) or has failed to perform any material obligation thereunder. Complete and correct copies of each Scheduled Contract (including all amendments thereto) have been delivered to the Buyer.

                  (c) SCHEDULE 3.14(C) sets forth a list (by name, address and persons to contact) of (i) the 10 largest customers of the Division and (ii) the five primary suppliers of Computer Equipment and Software to the Division for the 12-month periods ended December 31, 1995 and 1996 and the nine month period ended September 30, 1997, together with the approximate dollar amount of sales or expenses during such period and a summary description of the services provided. The relationship with such customers and suppliers are good commercial working relationships and no such customer or supplier has canceled or otherwise terminated or threatened to cease or otherwise terminate its relationship with the Division and no customer has during the past twelve months decreased materially its usage of the Division's services except for normal cyclical changes related to the customer's business.

            3.15. PERMITS; REQUIRED CONSENTS.

                  (a) SCHEDULE 3.15(A) sets forth all material approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Transferred Assets or the Division in substantially the same manner as currently operated or affecting or relating in any way to the Division or the Transferred Assets (the "Permits"). Except as set forth in SCHEDULE 3.15(A), each Permit is valid and in full force and effect. Assuming the Required Consents have been obtained prior to the Closing Date, the Permits are or will be transferable by Seller, and none of the Permits will be terminated or become terminable or impaired in any material respect as a result of the transactions contemplated hereby.

                  (b) SCHEDULE 3.15(B) lists (i) each governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver (each, a

"Required Governmental Approval") required under Applicable Law to be obtained by Seller by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, which, if not obtained, would prevent Seller from consummating the transactions contemplated hereby or transferring any Permit or other Transferred Asset to Buyer, and (ii) each Scheduled Contract with respect to which the consent of the other party or parties thereto must be obtained by Seller by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Scheduled Contract, the termination thereof, a breach or default thereunder or any other change or modification to the terms thereof (each, a "Required Contract Consent" and collectively with the Required Governmental Approvals, the "Required Consents").

            3.16. COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in
SCHEDULE 3.16, the operation of the business of the Division and the condition of the Transferred Assets have not violated or infringed, and do not violate or infringe, any Applicable Law, or any order, writ, injunction or decree of any Governmental Authority.

            3.17. EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL; AND EMPLOYEE
BENEFITS.

                  (a) Except as set forth on SCHEDULE 3.17(A), there are no employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between Seller, on the one hand, and any current or former stockholder, officer, director, employee or Affiliate of the Division or any of their respective Associates or any consultant or agent of the Division, on the other hand, that are currently in effect. Except as set forth on SCHEDULE 3.17(A), there are no Employment Agreements or any other similar agreements to which Seller is a party under which the transactions contemplated by this Agreement (i) will require any payment by Seller or Buyer, or any consent or waiver from any stockholder, officer, director, employee or Affiliate of Seller or any of their respective Associates or any consultant or agent of Seller, or Buyer or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee or Affiliate of Seller or any of their respective Associates or any consultant or agent of Seller under any such Employment Agreement or other similar agreement.

                  (b) SCHEDULE 3.17(B) sets forth all Benefit Plans and Benefit Arrangements of Seller. Seller has made true and correct copies of all governing instruments, filings and related agreements pertaining to such Benefit Plans and Benefit Arrangements available to Buyer.

                  (c) Except as set forth in SCHEDULE 3.17(C), neither Seller nor its Affiliates, Plan Affiliates or ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan.

                  (d) Neither Seller nor its Affiliates, Plan Affiliates or ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to or incurred an obligation to contribute to, any Multiemployer Plan.

                  (e) Each Benefit Plan and each Benefit Arrangement, and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all Applicable Law, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code.

                  (f) No direct, contingent or secondary liability has been incurred or is expected to be incurred by Seller, nor its Affiliates, Plan Affiliates or ERISA Affiliates under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other plan presently or heretofore maintained or contributed to by any Plan Affiliate or ERISA Affiliate.

                  (g) The "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

                  (h) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or Benefit Arrangement or any plan maintained by an Affiliate, Plan Affiliate or ERISA Affiliate.

                  (i) Neither the Seller, any Affiliate, Plan Affiliate nor ERISA Affiliate has incurred or been assessed any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA, and no circumstances exist whereby the imposition of such tax or liability may be reasonably expected or anticipated.

                  (j) No benefit under any Benefit Plan or Benefit Arrangement, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

                  (k) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by COBRA or any state laws requiring continuation of benefits coverage following termination of employment.

                  (l) No suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of Seller, the Company or any Subsidiary, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to Seller, the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation;

                  (m) All contributions to Benefit Plans and Benefit Arrangements that were required to be made under such Plans and Arrangements have been made, and all benefits accrued under any unfunded Benefit Plan or Benefit Arrangement have been paid, accrued or otherwise adequately reserved in accordance with GAAP.

                  (n) With respect to any Group Health Plans maintained by Seller or its Affiliates, Plan Affiliates or ERISA Affiliates, whether or not for the benefit of the employees of Seller, its Affiliates, Plan Affiliates or its ERISA Affiliates, Seller, its Affiliates, Plan Affiliates and ERISA Affiliates have complied in all material respects with the provisions of COBRA. Neither Seller nor its Affiliates, Plan Affiliates or ERISA Affiliates is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan, including without limitation any Group Health Plan, or pursuant to any agreement or understanding, other than under COBRA.

            3.18. LABOR AND EMPLOYMENT MATTERS.

                  (a) Except as set forth on SCHEDULE 3.18(A), no collective bargaining agreement exists that is binding on Seller with respect to employees of the Division, and, except as described on SCHEDULE 3.18(A), no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative at any time subsequent to January 1, 1994 with respect to employees of the Division. SCHEDULE 3.18(A) describes any organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of the Division.

                  (b) Except as set forth on SCHEDULE 3.18(B), there is no labor strike, dispute, slow down or stoppage pending or, to the knowledge of Seller, threatened, against or directly affecting the Division, (ii) no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement or otherwise relating to any employees of the Division is pending, and no claims therefor exist; and (iii) neither the Division nor any of its Affiliates has received any notice or has any knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice, proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Division.

                  (c) If required under the Workers Adjustment and Retraining Notification Act ("WARN") or other applicable state laws regulating plant closings or mass layoffs, Seller and its Affiliates have timely caused to be filed or distributed, as appropriate, all required filings and notices with respect to employment losses occurring through the Closing Date.

                  (d) Seller and its Affiliates have complied and are currently complying, in all material respects, in respect of all employees of Seller and its Affiliates, with all Applicable Laws respecting employment and employment practices and the protection of the health and safety of employees, from whatever source such law may be derived, including. without limitation, statutes, ordinances, laws, rules, regulations, policies, standards, judicial or administrative precedents, judgments, orders, decrees, awards, citations, licenses, official interpretations and guidelines.

                  (e) All individuals who are performing or have performed services for Seller or any Affiliate thereof and are or during 1996 or 1997 were classified by Seller or any Affiliate as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986 (and any other similar provision of federal, state or local law), as applicable, except for such instances which are not, in the aggregate, material.

            3.19. INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 3.19(A) sets forth a complete and correct list of each item of Intellectual Property and each license or licensing agreement relating to any of the foregoing, in each case relating to, or held for use in connection with, the Division or the Transferred Assets. Except as set forth in
SCHEDULE 3.19(A), (i) Seller owns all right, title and interest in, or has the exclusive right to use the foregoing items of Intellectual Property, and (ii) all registrations with and applications to any Governmental Authority in respect of the foregoing items are valid and in full force and effect.

                  (b) Except as set forth in SCHEDULE 3.19(B), Seller has no knowledge that any Intellectual Property owned, used, or licensed by Seller is being infringed by any other Person. Seller has not during the three years preceding the date of this Agreement been a party to any Proceeding, nor to the knowledge of Seller is any Proceeding threatened, as to which there is a reasonable possibility of a determination adverse to Seller that involved or may involve a claim that Seller is infringing any Intellectual Property of any Person (including any Governmental Authority). Except as set forth in SCHEDULE 3.19(B), no Intellectual Property owned, used or licensed by Seller is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller, or restricting the licensing thereof by Seller to any Person. The use by Seller in the business of the Division of any Intellectual Property does not conflict with, infringe upon or violate any Intellectual Property rights of any Person.

                  (c) Except as set forth in SCHEDULE 3.19(C), Seller either owns the entire right, title and interest in, to and under, has a valid and binding license to use, or has acquired in connection with the acquisition of Computer Equipment, Software or Equipment an implied license to use, free and clear of any and all Liens, any and all Intellectual Property used for the conduct of the business of the Division and for the use of the Transferred Assets in the manner that such business has heretofore been conducted and such Transferred Assets have heretofore been used. No other Intellectual Property is necessary for the unimpaired continued operation of the business of the Division after the Closing in the manner that the business of the Division has heretofore been conducted.

                  (d) Except as set forth in SCHEDULE 3.19(D), there are no restrictions on the direct or indirect transfer of any Intellectual Property or license to use the Intellectual Property, or any interest therein, held by the Seller in respect of such Intellectual Property.

                  (e) Except as set forth in SCHEDULE 3.19(E), (i) the Seller has delivered to Buyer prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, and (ii) the Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets.

                  (f) Except as set forth in SCHEDULE 3.19(F), the Seller is not and has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license or other agreement to use such Intellectual Property.

                  (g) As used in this SECTION 3.19, "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(f) all computer software (including source code, data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

            3.20. ADVISORY FEES. Except for Concord Partners (whose fees and expenses will be paid by Seller), there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Seller or the Shareholders who might be entitled to any fee, commission or reimbursement of expenses from Buyer or any of its Affiliates or any of their respective Associates upon consummation of the transactions contemplated by this Agreement.

            3.21. ENVIRONMENTAL COMPLIANCE.

                  (a) Except as disclosed in SCHEDULE 3.21(A), Seller has obtained and holds all Environmental Permits of all Governmental Authorities, or from any other Person, that are required under any Environmental Law to conduct the business of the Division and use the Transferred Assets in the manner presently conducted or used. SCHEDULE 3.21(A) sets forth all Environmental Permits issued under any Environmental Law to Seller relating to the Division or the Transferred Assets.

                  (b) Except as disclosed in SCHEDULE 3.21(B), Seller is in compliance in all material respects with all terms and conditions of all Environmental Permits or other similar authorizations of all Governmental Authorities (and all other Persons) required under all Environmental Laws and used in the business of the Division or that relate to the Transferred Assets, and is also in compliance in all material respects with all Environmental Laws.

                  (c) To the knowledge of Seller, after due inquiry, except as disclosed in SCHEDULE 3.21(C), there are no past, pending, or threatened Environmental Claims against Seller, and Seller is not aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Seller; and there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans relating to or in any way affecting Seller, the Division or the Transferred Assets that may interfere with or prevent continued compliance with any Environmental Law by Buyer after the Closing.

                  (d) No Releases of Hazardous Substances have occurred at, from, in, to, on, or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against Seller.

                  (e) Neither Seller, any predecessor of the Seller, nor any entity previously owned by Seller, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location which could result in an Environmental Claim against Seller.

                  (f) No Site is a current or proposed Environmental Clean-up Site. No site is subject to the New Jersey Industrial Site Recovery Act ("ISRA").

                  (g) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site.

                  (h) There are no (a) underground storage tanks, active or abandoned, (b) polychlorinated biphenyl containing equipment, or (c) asbestos containing material at any site.

                  (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Seller with respect to any Site which have not been delivered to Buyer prior to execution of this Agreement and prior to the Closing.

            3.22. INSURANCE. SCHEDULE 3.22 sets forth a complete and correct list of all insurance policies of any kind or nature whatsoever currently in force or in force at any time subsequent to January 1, 1994 with respect to the Division (the "Insurance Policies"), including all "occurrence based" liability policies regardless of the period to which they relate. For each Insurance Policy, SCHEDULE 3.22 indicates the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the period to which it relates, the deductibles and loss retention amounts, the amounts of coverage and any claim made under such Insurance Policy subsequent to January 1, 1994. To the best of Seller's knowledge, after due inquiry, the Insurance Policies described as currently in effect are in full force and effect and are valid, outstanding and enforceable, and all premiums due thereon have been paid.

            3.23. TAX MATTERS.Except as set forth on SCHEDULE 3.23:

                  (a) There are no Taxes of Seller, or deficiencies in Taxes or claims for Taxes against Seller, for any taxable period that could become a Liability of, or which could be assessed or collected against, Buyer or become a Lien on any Transferred Assets, as a result of the transfer of assets contemplated by this Agreement.

                  (b) Seller has filed all federal, state, local and foreign Tax Returns and reports required by law in the legally prescribed time and manner, and has paid, or made adequate provision for the payment of (or shall have done so prior to the Closing Date), all Taxes due and payable through the Closing Date, and will promptly pay when due any Taxes that may become due or be assessed thereafter. True and correct copies all of Seller's Tax Returns for the past five years had been provided to Buyer.

                  (c) There are no Liens for Taxes, other than for current Taxes not yet due and payable, on the Transferred Assets. Buyer will not become liable under any Tax law for any Taxes of Seller as a result of acquiring the Transferred Assets.

                  (d) All amounts that are required to be collected or withheld by Seller, or with respect to Taxes of Seller, have been duly collected or withheld and all such amounts that are required to be remitted to any taxing authority have been duly remitted.

                  (e) None of the Transferred Assets is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the Transferred Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

                  (f) None of the Transferred Assets secures any debt the interest on which is tax exempt under Section 103 of the Code.

            3.24. REQUIRED SEC FILINGS. Seller has filed all forms, reports and documents required to be filed with the SEC and has made available to the Buyer copies of (i) its Annual Report on Form 10-KSB for the fiscal years ended December 31, 1995 and December 31, 1996, (ii) its Quarterly Reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 1997, (iii) all proxy statements relating to Seller's meetings of stockholders (whether annual or special) since December 31, 1996, (iv) all other reports or registration statements filed by Seller with the SEC since December 31, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by Seller with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") or the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") ((i)-(v) collectively, the "Seller SEC Reports"). Except as disclosed in SCHEDULE 3.24, the Seller SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            3.25. BOOKS AND RECORDS. The books and records of Seller (including without limitation, the books of account and minute books) which have been made available to Buyer are accurate and correct, and such minute books contain accurate and complete records of all meetings held, and corporate action taken by, the shareholders, the Board of Directors and any committee thereof.

            3.26. OTHER INFORMATION. None of the information and documents furnished or to be furnished by Seller to Buyer in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby is or will be false or misleading or contains or will contain any material misstatement of fact or omits or will omit to state any material fact required to be stated in order to make the statements therein not misleading.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

            As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Bowne Entity and Buyer hereby represent and warrant to Seller that:

            4.01. EXISTENCE AND POWER. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all partnership power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

            4.02. AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the partnership powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

            4.03. GOVERNMENTAL AUTHORITY. The execution, delivery and performance by the Buyer of this Agreement require no action or consent or approval of or filing with, any Governmental Authority other than (a) compliance with the applicable disclosure requirements of the Exchange Act and the American Stock Exchange, and (b) any actions, consents, approvals or filings which may result from any fact or circumstance relating solely to Seller.

            4.04. NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement does not (a) contravene or conflict with the Certificate of Limited Partnership or Agreement of Limited Partnership of Buyer, or (b) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Buyer.

            4.05. ADVISORY FEES. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee, commission or reimbursement of expenses from Seller or its Affiliates upon consummation of the transactions contemplated by this Agreement.

            4.06. LITIGATION. There is no Proceeding pending against, or to the knowledge of the Buyer, threatened against or affecting, Buyer before any court or arbitrators or any Governmental Authority that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

            4.07. PURCHASE PRICE. Buyer has, or will obtain on or before the Closing Date, sufficient cash to pay the portion of the Purchase Price due on the Closing Date pursuant to Section 2.06(b) hereof and to satisfy the Assumed Liabilities in due course.


                                   ARTICLE V

                              COVENANTS OF SELLER

            The Seller hereby covenants and agrees with Buyer that:

            5.01. CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, Seller shall conduct its business in the ordinary course consistent with past practice, and use its reasonable best efforts to preserve intact the Transferred Assets, the Division and the business organization and relationships and goodwill of Seller with third parties and to keep available the services of those present officers, employees, agents and other personnel of the Division designated by Buyer. Without limiting the generality of the foregoing, from the date hereof until the Closing Date:

                  (a)   Seller will:

                        (i) (A) maintain the Transferred Assets in the ordinary course of business consistent with past practice and in good operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted, (B) promptly repair, restore or replace any Transferred Assets if required in the ordinary course of business consistent with past practice and (C) upon any damage, destruction or loss to any of the Transferred Assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of the Transferred Assets before such event;

                        (ii)  comply with all Applicable Laws;

                        (iii) file all foreign, federal, state and local Tax Returns required to be filed and make timely payment of all applicable Taxes when due;

                        (iv) use its best efforts to obtain, prior to the Closing Date, all Required Consents;

                        (v) take all reasonable actions necessary to be in compliance with, and to maintain the effectiveness of, all material Permits;

                        (vi) promptly notify Buyer in writing of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, that results in, or could reasonably be expected to result in, a material adverse effect on the Division, the Transferred Assets or the financial condition or results of operations of Seller;

                        (vii) promptly notify Buyer in writing of the commencement of any Proceeding by or against Seller, or Seller becoming aware of any threat, claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance that could reasonably be expected to result in a Proceeding related to or in any way affecting the Division; and

                        (viii)promptly notify Buyer in writing of the occurrence of any breach by Seller of any representation or warranty or any covenant or agreement, contained in this Agreement.

                  (b) without the Buyer's prior written consent, Seller will not and will not agree to:

                        (i) purchase or otherwise acquire assets for the Division from any other Person, other than supplies in the ordinary course of business consistent with past practice of the Division;

                        (ii) enter into any compromise or settle any litigation, Proceeding or governmental investigation relating to the Transferred Assets, the Division or the Contracts;

                        (iii) sell, assign, lease, license, transfer or otherwise dispose of, or mortgage, pledge or encumber (other than with Permitted Liens), any of its assets, which constitute Transferred Assets, except the use or sale of inventory or supplies in the ordinary course of business consistent with past practice of the Division;

                        (iv) enter any agreement or arrangement that requires the rendering of services by the Division outside the ordinary course of business consistent with past practice of the Division;

                        (v) amend or modify in any material respect or terminate any Scheduled Contract or any other contract, agreement, commitment or understanding entered into by Seller after the date hereof relating to the Division and the Transferred Assets which, if in existence on the date hereof, would be required to be set forth in the SCHEDULE 3.14(A) as a Scheduled Contract (each, a "Subsequent Material Contract");

                        (vi) except in the ordinary course of business consistent with past practice of the Division, waive, cancel or take any other action materially impairing any of its rights relating to the Division and the Transferred Assets;

                        (vii) make or commit to make any capital expenditure, or group of related capital expenditures relating to the Division and the Transferred Assets, in excess of Twenty-Five Thousand Dollars ($25,000) other than (A) capital expenditures set forth on SCHEDULE 5.01(B) and (B) capital expenditures expressly required under any Scheduled Contract;

                        (viii) enter into or commit or propose to enter into any Subsequent Material Contract;

                        (ix) (A) create, incur, assume, or guarantee any indebtedness for borrowed money or (B) incur any Liability relating to a documentary or standby letter of credit, other than in each such case referred to in this clause (ix) in the ordinary course of business consistent with past practice where the aggregate dollar amount of all of the foregoing by Seller does not exceed fifty thousand dollars ($50,000);

                        (x) (A) increase the rate or terms of compensation payable or to become payable to its directors, officers or employees employed by the Division, except increases to non-officer employees in the ordinary course of business consistent with past practice, (B) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any Benefit Plan or Arrangement or Employment Agreement set forth in the Schedules hereto, (C) commit itself with respect to Division employees or former employees to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any Benefit Plan or Arrangement, (D) enter into any Employment Agreement with or for the benefit of any Person employed by the Division, or (E) increase the rate of compensation under or otherwise change the terms of any Employment Agreement set forth in SCHEDULE 3.17(A);

                        (xi) make any change in its accounting methods or in the manner of keeping its books and records or any change in its current practices with respect to inventory, sales, receivables, payables or accrued expenses;

                        (xii) declare or pay any dividend or make any distribution in respect of any of its capital stock, options, warrants, or other rights to purchase capital stock of Seller (collectively, "Equity Securities") or, directly or indirectly, redeem purchase or otherwise acquire any of its Equity Securities or the Equity Securities of any of its Affiliates or make any other payments of any kind to the holders of any of its Equity Securities in respect thereof or to the holders of any Equity Securities of any of its Affiliates in respect thereof, or enter into any commitment or agreement to do any of the foregoing, PROVIDED, HOWEVER, that Buyer's consent shall not be required with respect to the foregoing if the proposed action by Seller would not effect the ability of Seller to satisfy its obligations hereunder, including its obligation to satisfy all Excluded Liabilities;

                        (xiii) solicit or encourage any customers or clients of the Division to pay, prior to the time such amounts are due, any amounts due to the Division; or

                        (xiv) take any action or course of action inconsistent with compliance with the covenants and agreements of Seller hereunder or which might result in any representations or warranties of Seller becoming incorrect in any material respect or which might adversely affect the interests of Buyer hereunder or diminish the value of the Transferred Assets or of the Division or the business of the Division as a going concern.

            5.02. ACCESS TO INFORMATION. From the date hereof until the Closing Date, Seller will promptly: (a) give Buyer and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records relating to the Division and the Transferred Assets (and relating to Seller itself to the extent in the reasonable judgment of Buyer such information relates to the transactions contemplated by this Agreement) upon reasonable prior notice and during normal business hours, (b) furnish to Buyer its counsel, financial advisors, auditors and other authorized representatives such information relating to the Division or the Transferred Assets (and relating to Seller itself to the extent in the reasonable judgment of Buyer such information relates to the transactions contemplated by this Agreement) as the Buyer may reasonably request and (c) instruct the directors, officers, employees, counsel, auditors and financial advisors of Seller to cooperate with Buyer and its counsel, financial advisors, auditors and other authorized representatives in their investigation of the Division and the Transferred Assets (and of Seller itself to the extent in the reasonable judgment of Buyer such investigation relates to the transactions contemplated by this Agreement). In addition, Buyer shall have the right, after consultation with Seller (and in conjunction with Seller if requested) to meet with the principal customers and suppliers of the Division, and Seller shall give Buyer its full cooperation with respect thereto as reasonably requested. Nothing contained in this Section 5.02 shall affect the survival of the representations, warranties, covenants, agreements and indemnities of Seller as hereinafter provided or the conditions to the obligations of Buyer under Section 8.01 hereof.

            5.03. COMPLIANCE WITH TERMS OF REQUIRED GOVERNMENTAL APPROVALS AND REQUIRED CONTRACT CONSENTS. On and after the Closing Date, Seller shall comply at its own expense with all conditions and requirements set forth in (i) all Required Governmental Approvals as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by Buyer, and (ii) all Required Contract Consents as necessary to keep the same effective and enforceable against the Persons giving such Required Contract Consents assuming continued compliance with the terms thereof by Buyer.

            5.04. MAINTENANCE OF INSURANCE POLICIES. On and after the date hereof, Seller shall not take or fail to take any action if such action or inaction, as the case may be, would adversely affect the effectiveness, applicability or enforceability of any Insurance Policies in effect on the date hereof that covers all or any part of the Transferred Assets or the Division. Notwithstanding the foregoing, Seller shall not have any obligation to make any monetary payment to maintain the effectiveness of any such Insurance Policy after the Closing Date.

            5.05. CONFIDENTIALITY.

                  (a) Seller will, and will cause its representatives to, treat any data and information obtained with respect to Buyer or any of its Affiliates (or with respect to the Division, to the extent provided pursuant to Section
6.01 hereof or retained pursuant to Section 2.01(a)(xiii) hereof) from any representative, officer, director, or employee of Buyer, or from any books or records of Buyer in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; PROVIDED, HOWEVER, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Seller or its Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation,
(ii) information that may be required to be disclosed by Applicable Law, (iii) information required to be disclosed to obtain any Required Consents, or (iv) information disclosed to Seller's legal, accounting or financial advisors.

                  (b) In the event that the Closing fails to take place and this Agreement is terminated, Seller, upon the written request of Buyer, will, and will cause its representatives to, promptly deliver to Buyer any and all documents or other materials furnished by Buyer (or its counsel) or any of its Affiliates to Seller in connection with this Agreement without retaining any copy thereof. In the event of such a request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by Buyer to Seller, shall be destroyed by Seller or shall be returned to Buyer, and Seller shall confirm to Buyer in writing that all such materials have been returned or destroyed. No failure or delay by Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any right, power or privilege hereunder.

            5.06. TAXES.

                  (a) For a period of three years after the Closing Date, at Buyer's expense for reasonable documented out-of-pocket costs incurred at the request of Buyer, Seller shall (i) provide Buyer with such assistance as may reasonably be requested in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes, (ii) retain and provide Buyer with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination or other Tax Proceeding. For such three year period, Seller shall retain all relevant documents, including prior year's Tax Returns, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Buyer, and at the end of such three year period shall not destroy or dispose of the same without allowing Buyer to take custody of such records or to copy the same.

                  (b) All sales, value added, use, transfer, registration, stamp and similar Taxes imposed in connection with the sale of the Transferred Assets shall be borne by Seller.

                  (c) Pursuant to Section 1445(b)(2) of the Code, Seller shall furnish Buyer an affidavit stating, under penalty of perjury, Seller's United States taxpayer identification number and that Seller is not a foreign person.

            5.07. INTERIM FINANCIAL STATEMENTS. Prior to the Closing Date, Seller shall prepare and provide to Buyer within twenty (20) days of the end of each calendar month and calendar quarter a balance sheet and income statement of Seller and the Division as at the end of such month or quarter and for the period then ended, and Seller shall provide Buyer promptly after they are available any other financial statements or financial reports generated by Seller.

            5.08. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that in the event of a breach by the Seller of this Article V, money damages would not be an adequate remedy to the Buyer or its Affiliates for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by the Buyer or its Affiliates therefrom. Accordingly, if there should be a breach or threatened breach by the Seller of provisions of this Article V, Buyer and its Affiliates shall be entitled to an injunction restraining Seller from any breach without showing or proving actual damage sustained by Buyer or its Affiliates, as the case may be. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Buyer may otherwise have under Applicable Law.

                                  ARTICLE VI

                            COVENANTS OF THE BUYER

            6.01. ACCESS TO INFORMATION. Subject to compliance with Applicable Laws, and subject to the confidentiality provisions of Section 5.05, after the Closing Date, Buyer will promptly: (i) give Seller and its financial advisors, auditors and other authorized representatives reasonable access during regular business hours to the offices, properties, books and records relating to the Division and the Transferred Assets (in each case for any periods prior to the Closing Date and for reasonable business purposes such as preparation of Tax Returns or financial statements) upon reasonable prior notice, and Seller shall have the right, at its own expense, to make copies of any such records and filings, with such copies being subject to the confidentiality provisions of Section 5.05, (ii) furnish to Seller, its counsel, financial advisors, auditors and other authorized representatives such information relating to the Division and the Transferred Assets (in each case for any periods prior to the Closing Date and for reasonable business purpose such as preparing Tax Returns or financial statements) as the Buyer may reasonably request and (iii) instruct the directors, officers, employees, counsel, auditors and financial advisors of Buyer to cooperate with Seller and its counsel, financial advisors, auditors and other authorized representatives in their preparation of all necessary certificates or similar documents required to be prepared and delivered by Seller to Buyer by this Agreement; provided, however, that all reasonable out-of-pocket costs of Buyer in complying with the covenants set forth in this
Section 6.01 shall be paid by Seller.

            6.02. COMPLIANCE WITH TERMS OF REQUIRED GOVERNMENTAL APPROVAL AND REQUIRED CONTRACT CONSENTS. On and after the Closing Date, Buyer shall comply at its own expense with all conditions and requirements set forth in (i) all Required Governmental Approvals as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by Seller and (ii) all Required Contract Consents as necessary to keep the same effective and enforceable against the Persons giving such Required Contract Consents assuming continued compliance with the terms thereof by Seller; PROVIDED, HOWEVER, that nothing herein shall require Buyer to agree to any particular condition or requirement, or to make any payment, to obtain or maintain the effectiveness of any Required Governmental Approval or Required Contract Consent or to make any payments to comply with any such condition or requirements.

            6.03. CONFIDENTIALITY.

                  (a) Buyer will, and will cause its representatives to, treat any data and information obtained with respect to Seller from any representative, officer, director or employee of Seller, or from any books or records of Seller in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; PROVIDED, HOWEVER, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Buyer, or its Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation,
(ii) information that may be acquired to be disclosed by Applicable Law, (iii) information required to be disclosed to obtain any Required Consents; (iv) any information that is disclosed by Buyer or its Affiliates to any of their actual or prospective lenders in connection with financing the transactions contemplated by this Agreement; or (v) any information that is disclosed to Buyer's legal, accounting of financial advisors; PROVIDED, HOWEVER, that in the event the Closing has occurred, this Section 6.03(a) shall cease to be effective with respect to any data and information obtained with respect to the Division.

                  (b) In the event that the Closing fails to take place and this Agreement is terminated, Buyer, upon the written request of Seller, will and will cause its representatives to, promptly deliver to Seller any and all documents or other materials furnished by Seller to Buyer in connection with this Agreement without retaining any copy thereof. In the event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by Seller to Buyer, shall be returned to Seller, and Buyer shall confirm to Seller in writing that all such materials have been returned. No failure or delay by Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

            6.04. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that in the event of a breach by Buyer of this Article VI, money damages would not be an adequate remedy to Seller for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by Seller therefrom. Accordingly, if there should be a breach or threatened breach by Buyer of provisions of this Article VI, Seller shall be entitled to an injunction restraining Buyer from any breach without showing or proving actual damage sustained by Seller. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Seller may otherwise have under Applicable Law.


                                  ARTICLE VII

                           COVENANTS OF ALL PARTIES

            7.01. FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or reasonably desirable under Applicable Law to consummate the transactions contemplated by this Agreement.

            7.02. CERTAIN FILINGS. The parties hereto shall cooperate with one another and shall use all reasonable efforts to obtain on a timely basis all Required Consents, and in taking such actions or making any filings in connection with such Required Consents, the parties hereto shall furnish such information required in connection therewith.

            7.03. PUBLIC ANNOUNCEMENTS. Up to (and including) the Closing Date, each party agrees that, without the consent of the other party, it will not, except as may be required by Applicable Law, issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the parties may, on a confidential basis, advise and release information regarding the existence and content of this Agreement or the transactions contemplated hereby to their respective Affiliates, Associates or any of their agents, accountants, attorneys and prospective lenders or investors or to any party to a Contract or to a Governmental Authority as required in connection with obtaining any Required Consent, in connection with or related to the transactions contemplated by this Agreement, including without limitation the financing of such transactions.

            7.04. ADMINISTRATION OF ACCOUNTS. All payments and reimbursements made in the ordinary course by any third party in the name of or to Seller or any Affiliate thereof in connection with or arising out of the Transferred Assets, the Division or the Assumed Liabilities after the Closing Date shall be held by Seller or such Affiliate in trust for the benefit of Buyer and, immediately upon receipt by Seller or any such Affiliate of any such payment or reimbursement, Seller shall pay, or cause to be paid, over to Buyer the amount of such payment or reimbursement without right of set off.


                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

            8.01. CONDITIONS TO OBLIGATION OF THE BUYER. The obligations of Buyer to consummate the Closing are subject to the satisfaction of each of the following conditions:

                  (a) (i) Seller shall have performed and satisfied in all material respects each of its covenants, agreements and obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date,
(ii) each of the representations and warranties of Seller contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, when made and (without giving effect to any matter disclosed between the date hereof and the Closing Date) at and as of the Closing Date with the same force and effect as if made as of the Closing Date, and (iii) the Buyer shall have received a certificate signed by a duly authorized executive officer of Seller to the foregoing effect and to the effect that to the knowledge of such officer the conditions specified within this Section 8.01 have been satisfied.

                  (b) All Required Governmental Approvals for the transactions contemplated by this Agreement, including any governmental permits or licenses required to be obtained by Buyer to operate the business of the Division after the Closing, shall have been obtained without the imposition of any conditions that are or would become applicable to the Division, the Transferred Assets or Buyer (or any of its Affiliates) after the Closing that Buyer reasonably determines would be adverse to the Division, the Transferred Assets or Buyer (or any of its Affiliates) or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as such businesses, as of the date hereof would be reasonably expected to be conducted after the Closing Date. All such Required Governmental Approvals shall be in effect, and no Proceedings shall have been instituted or threatened by any Governmental Authority with respect thereto as to which, in Buyer's opinion, there is a material risk of a determination that would terminate the effectiveness of or otherwise adversely modify the terms of, any such Required Governmental Approval; all applicable waiting periods with respect to such Required Governmental Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied allowing all Required Governmental Approvals to be and to remain in full force and effect assuming continued compliance with the terms thereof after the Closing.

                  (c) All Required Contract Consents, including without limitation, the consents required pursuant to the IBM Agreements, the Advantis Agreements, the Intersolv Agreement, the Pixel Agreement and any Real Property Leases shall have been obtained without the imposition of any conditions that are or would become applicable to the Division, the Transferred Assets, Buyer or any of its Affiliates after the Closing that Buyer determines would be adverse to the Division, the Transferred Assets or Buyer or any of its Affiliates or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as such businesses, as of the date hereof, would be reasonably expected to be conducted after the Closing Date. All such Required Consents (and with respect to the Subsequent Material Contracts, such other consents as may be required) shall be in effect. All conditions and requirements prescribed by any Required Contract Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied allowing all such Required Contract Consents (and all such other consents) to be effective and enforceable, and to remain effective and enforceable against the Persons giving such Required Contract Consents (and such other consents) assuming continued compliance with the terms thereof.

                  (d) The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person seeking material damages from Buyer with respect to the transactions contemplated hereby, or challenging or in any manner seeking to restrict or prohibit the transfer contemplated hereby or the consummation of the Closing, or to impose conditions that Buyer reasonably determines would be adverse to the Division, the Transferred Assets, Buyer or any of its Affiliates or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would be reasonably expected to be conducted after the Closing Date.

                  (e) Since the date hereof, there shall not have been any event, occurrence, development or state of circumstances or facts or any change in the Transferred Assets or the Division (including any damage, destruction or other casualty loss, but excluding any event, occurrence, development or state of circumstances or facts or change resulting from changes in general economic conditions) that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a material adverse effect on the Transferred Assets or the prospects, financial condition or results of operation of the Division.

                  (f) Jim Feuerstein shall have executed and delivered to Buyer an Employment Agreement in the form attached hereto a EXHIBIT C (the "Feuerstein Employment Agreement").

                  (g) Buyer shall have received an opinion from Rosenberg, Tuggey, Agather & Rosenthal, counsel for Seller, in the form attached hereto as EXHIBIT D.

                  (h) Seller shall have (i) satisfied all Excluded Liabilities other than those set forth on SCHEDULE 2.04(B) (which shall be satisfied pursuant to Section 2.04(b)), and (ii) caused all Liens on the Transferred Assets which are not Permitted Liens to have been satisfied, terminated and discharged, including without limitation all Liens on the Transferred Assets relating to Bank One Debt;

                  (i) Buyer shall have received a good standing certificate for Seller from the Secretary of State of Delaware or other appropriate office of the State of Delaware, dated as a date not earlier than 5 days prior to the Closing Date.

                  (j) Buyer shall be reasonably satisfied that the major customers and suppliers of the Division will continue their relationship with Buyer subsequent to the Closing on a basis satisfactory to Buyer.

                  (k) All proceedings, corporate or otherwise, taken by Seller in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel.

                  (l) Seller shall have executed and delivered to Buyer a Lease Agreement in the form attached hereto as EXHIBIT E (the "Lease") relating to suite 100 and suite 300 in the building located at 7461 Callaghan Road, San Antonio, Texas.

                  (m) Seller shall have executed and delivered to Buyer a Trademark Assignment in the form attached hereto as EXHIBIT F (the "Trademark Assignment").

                  (n) Buyer shall have received a copy of (i) the Certificate or Articles of Incorporation of Seller, accompanied by a certificate of the Secretary or an Assistant Secretary of Seller, dated as of the Closing Date, stating that no amendments have been made to such document since such date, and
(ii) the By-laws of Seller, certified by the Secretary or an Assistant Secretary of Seller.

                  (o) Buyer shall have received a certificate of an officer of Seller certifying the names and signatures of the officers of Seller authorized to sign any document required to be delivered by Seller hereunder.

                  (p) Buyer shall have received from Seller evidence that any agreements between the Seller or the Division and each of Manuel Guerrero, Bridgitte Miklazewski, Tad Borek and Mark Fowler have been terminated.

            8.02. CONDITIONS TO OBLIGATION OF SELLER. The obligations of Seller to consummate the Closing are subject to the satisfaction of each of the following conditions:

                  (a) (i) The Buyer shall have delivered the Purchase Price and performed and satisfied in all material respects each of its other covenants, agreements and obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date; (ii) each of the representations and warranties of the Buyer contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, when made and (without giving effect to any matter disclosed between the date hereof and the Closing Date) as of the Closing Date, with the same force and effect as if made at and as of such date, and (iii) Seller shall have received a certificate signed by a duly authorized executive officer of Buyer to the foregoing effect and to the effect that to such officer's knowledge the conditions specified within this Section 8.02 have been satisfied.

                  (b) All Required Governmental Approvals for the transactions contemplated by this Agreement shall have been obtained. All such Required Governmental Approvals shall be in effect, and no Proceedings shall have been instituted or threatened by any Governmental Authority with respect thereto as to which, in Seller's opinion, there is a material risk of a determination that would terminate the effectiveness of, or otherwise adversely modify the terms of, any such Required Governmental Approval. All applicable waiting periods with respect to such Required Governmental Approvals shall have expired, and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied allowing all Required Governmental Approvals to be, and to remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

                  (c) The sale and transfer contemplated by this Agreement and the consummation of the Closing hereunder shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the transfer contemplated hereby or the consummation of the Closing.

                  (d) Seller shall have received an opinion from Morgan, Lewis & Bockius LLP, counsel to Buyer, in the form attached hereto as EXHIBIT G.

                  (e) Buyer shall have executed and delivered the Feuerstein Employment Agreement.


                                  ARTICLE IX

                        EMPLOYMENT AND BENEFITS MATTERS

            9.01. HIRING OF EMPLOYEES; NO PRIOR SERVICE CREDIT.

                  (a) Buyer may, in its complete and absolute discretion, offer employment to any employee, officer or consultant of Seller engaged in the conduct of the business of the Division (the "Employees"), on such terms and conditions as shall be mutually agreeable to Buyer and such Employees. All Employees who are offered and accept such employment with Buyer are hereinafter referred to as the "TRANSFERRED EMPLOYEES." Seller shall use its best efforts to assist Buyer in hiring such Employees as Buyer shall offer employment to hereunder, and shall not offer employment (or arrange to have another Person or firm offer employment) to any such Employee without the prior written consent of Buyer. The Transferred Employees shall be deemed to have accrued no prior service credit for any purpose (including but not limited to vesting and benefit accrual under any plan, arrangement or program, and seniority, title or duties with respect to employment) in respect of their period of service with Seller, or any prior employer, in connection with their employment with Buyer and under any employee benefit plan, program or policy which Buyer may, in its absolute discretion, establish for the benefit of the Transferred Employees; PROVIDED however that the Transferred Employees shall be deemed to have accrued prior service credit only for purposes of eligibility to participate under each, or in any, employee benefit plan, program or policy of Buyer in which the Transferred Employees are entitled to participate after the Closing.

                  (b) Seller shall (i) continue to employ the individuals listed on SCHEDULE 9.01(B) hereto following the Closing Date, (ii) make all such individuals available for the exclusive use of Buyer to perform such services as determined by Buyer in its sole discretion, and (iii) use its reasonable best efforts to assist Buyer and such individuals in obtaining any and all approvals from Governmental Authorities sought by Buyer in connection with any transfer to Buyer of the H1 visa and any other related work permits and papers of each such individual. Buyer shall reimburse Seller for reasonable and direct out of pocket costs incurred, pursuant to this Section 9.01(b), for salaries and benefits (consistent with past salaries and benefits) for such individuals. If, within one hundred twenty (120) days after the Closing Date, Buyer is unable to obtain any of the approvals described in subsection (ii) hereof, Buyer may notify Seller that it will no longer require the services of any such employee with respect to which such approval was not obtained, and upon delivery of such notice, Buyer shall have no further obligations to Seller (or to such individual) under this Section 9.01(b).

            9.02. SELLER'S RETENTION OF LIABILITY. Effective as of the Closing, Seller shall take all such action as may be necessary to cause all Transferred Employees to cease to participate in all Benefit Plans and Benefit Arrangements, and Buyer shall neither adopt nor become a sponsoring employer of, nor have any obligations, duties or Liabilities under or with respect to such Benefit Plans and/or Benefit Arrangements. Seller shall be solely responsible for any and all Liabilities which have arisen or may arise in connection with any Benefit Plan and/or Benefit Arrangements (including, but not limited to, (i) Liabilities arising from income or excise tax assessments, participant benefit claims, fiduciary conduct, or under ERISA or the Code, (ii) Liabilities under the commission and bonus plans described in Schedule 3.17(a) hereof) and (iii) any and all Liabilities which have arisen or may arise in any way from the employment, compensation or benefits of any Employee or former employee of Seller or any Affiliate, including but not limited to the Transferred Employees, or the termination thereof, including, without limitation, any liability or obligation arising out of or relating to any act or omission by Seller or any Affiliate, any violation of or non-compliance with or obligation arising under any applicable law respecting employment, compensation or benefits, and any and all costs, Liabilities and obligations for severance pay (whether or not triggered by virtue of the transactions contemplated by this Agreement), accrued vacation pay, sick pay, health and medical claims and requests for reimbursements, and similar and other benefits, relating to any period of employment with Seller or any Affiliate, whether arising as a matter of Contract, Law or otherwise. Seller agrees to comply with the Worker Adjustment Notification and Retraining Act, 29 U.S.C. 2101 ET SEQ. to the extent required with respect to the Employees.

            9.03. HEALTH BENEFITS. If requested by Buyer, Seller shall cooperate with Buyer in effecting an assignment to Buyer of any policies of insurance for the provision of health or welfare benefits to Transferred Employees, and administrative contracts relating thereto, provided, that the assignment of any such policy shall not be construed as an assumption by Buyer of any plan of Seller, or any liability thereunder. Without limiting the scope of Section 9.02 hereof, Seller shall be responsible for all claims regarding all expenses for injuries or illnesses incurred prior to the Closing, and shall be responsible for providing continuation health coverage as required under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, a amended, with respect to any of Employees or Seller's former employees not employed by Buyer as of the Closing or any Transferred Employee not covered under, or who may be affected by any pre-existing condition clause contained in, any plan that may be established by Buyer.

            9.04. NO THIRD-PARTY RIGHTS. Nothing in this Article IX express or implied shall confer upon any Transferred Employee or other Person or legal representative thereof any rights or remedies, including any right to employment or compensation or benefits of any nature or kind whatsoever.

            9.05. RIGHT TO TERMINATE EMPLOYMENT AND TERMINATE OR MODIFY PLANS. Nothing in this Article IX express or implied shall be construed to prevent Buyer from (i) terminating or modifying to any extent the employment or the employment relationship of any Transferred Employee at any time for any reason, or (ii) terminating or modifying to any extent or in any respect any employee benefit plan, program or arrangement that Buyer may contribute to, maintain, or establish for the benefit of Transferred Employees or such other employees, directors, consultants, contractors, or otherwise, at any time for any reason.


                                   ARTICLE X

                                INDEMNIFICATION

            10.01. AGREEMENT TO INDEMNIFY.

                  (a) Buyer, Bowne Entity and their respective Affiliates, officers, directors, shareholders, partners and employees (collectively, the "Buyer Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article X by Seller in respect, and Seller shall pay the full amount, of any and all Damages incurred by any Buyer Indemnitee (i) as a result of any misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement made by the Seller in this Agreement or in any document delivered in connection herewith; (ii) in connection with the assertion of any Excluded Liability of any kind whatsoever, whether or not described in this Agreement or any Exhibit or Schedule hereto;
(iii) as a result of the failure by Seller to comply with any applicable bulk sales law; (iv) as a result of any violations or infringements of any material Applicable Law, or any order, writ, injunction or decree of any Governmental Authority, but only to the extent that such violations or infringements occurred prior to the Closing Date, whether or not known or asserted before such date;
(v) as a result of Taxes of Seller applicable to the Division or the Transferred Assets for any period or portion thereof ending on or prior to the Closing Date; or (vi) the sum of (x) the amount by which $190,000 (which Seller represents and warrants is the amount of the Accounts Receivable transferred to Buyer (as part of the Transferred Assets) which are related to the items of Deferred Income reflected on the books of the Division on November 26, 1997, which items Seller represents and warrants do not exceed the $639,333 of Deferred Income items reflected on the Division's September 30, 1997 balance sheet) exceeds the amounts actually collected by Buyer within 90 days of the Closing Date with respect to such Accounts Receivable, plus (y) the actual amount in excess of $108,000 that it costs Buyer to satisfy all of its obligations to customers with respect to such Deferred Income items; PROVIDED, HOWEVER, that Seller shall have no obligation under clause (i) of this Section 10.01(a) unless and until the aggregate amount of Damages so incurred exceeds fifty thousand dollars ($50,000), whereupon Seller shall be liable to indemnify all amounts over fifty thousand dollars ($50,000); PROVIDED, FURTHER, that the immediately preceding PROVISO shall not be applicable with respect to any amounts that may be payable to Buyer by Seller in respect of any breach described in clauses (i), (ii),
(iii) or (iv) of Section 10.02(b). The Liability of Seller for the indemnity obligations under this Article X shall not exceed in the aggregate $6,500,000; PROVIDED, HOWEVER, that there shall be no dollar limit to Seller's indemnity obligations with respect to any of the matters covered by Sections 3.01, 3.02, 3.09(a), 3.19 and
3.21 or with respect to any claim based upon fraud or willful or criminal misconduct.

                  (b) Seller and its Affiliates, officers, directors, shareholders and employees (collectively, the "Seller Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article X by Buyer and Bowne Entity in respect of, and Buyer or Bowne Entity, as the case may be, shall pay the full amount, of any and all Damages incurred by any Seller Indemnitee (i) as a result of any misrepresentation in or breach of or failure to perform any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any document delivered in connection herewith; or (ii) in connection with any Assumed Liability; PROVIDED, HOWEVER, that Buyer shall have no obligation under clause (i) of this Section 10.01(b) unless and until the aggregate amount of Damages so incurred exceeds fifty thousand dollars ($50,000), whereupon Buyer shall be liable to indemnify all amounts over fifty thousand dollars ($50,000); PROVIDED, FURTHER, that the immediately preceding PROVISO shall not be applicable with respect to any amounts that may be payable to Seller by Buyer in respect of any breach described in clauses (i), (ii) or
(iii) of Section 10.02(c). The Liability of Buyer and Bowne Entity for the indemnity obligations under this Article X shall not exceed in the aggregate $6,500,000; PROVIDED, HOWEVER, that there shall be no dollar limit to Buyer's indemnity obligations with respect to any of the matters covered by Section 4.01 or with respect to any claims based upon fraud or willful or criminal misconduct.

                  (c) The right to indemnification hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired about, the Division or the Transferred Assets. The waiver of any condition based on the accuracy of any representation or warranty, or the performance of or the compliance with any covenant or obligation, will not affect the right to indemnification or other remedy based on such representation, warranty, covenant and obligation. Nothing set forth in this
Article X shall be deemed to prohibit or limit any Buyer Indemnitee's or Seller Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

            10.02. SURVIVAL OF REPRESENTATION, WARRANTIES AND COVENANTS.

                  (a) Except as hereinafter provided in this Section 10.02, all representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Buyer Indemnitee or Seller Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall expire on the third anniversary of the Closing Date.

                  (b) Notwithstanding Section 10.02(a), (i) the representations and warranties made in Sections 3.01, 3.02, 3.09(a) and 3.21 and the agreement of Seller to perform and timely pay and discharge all Excluded Liabilities shall be unlimited in time, (ii) the representations and warranties made in Sections 3.08(a), 3.09(b), 3.09(c), 3.12, 3.13, 3.17, 3.19 and 3.20 shall survive until sixty (60) days following the expiration of the applicable statute of limitations or any extension thereof, by waiver or otherwise, (iii) the Seller's breach of, or failure to perform, after the Closing Date any of the covenants, agreements or obligations of Seller contained in this Agreement or in the Exhibits attached hereto required to be performed after the Closing Date shall survive until sixty (60) days following the expiration of the applicable statute of limitations or any extension thereof, by waiver or otherwise, and (iv) the representations and warranties in Section 3.23 respecting the Liability of Seller for Taxes shall continue to survive until the later of (x) the time at which all taxable periods to and including the Closing Date shall be closed to any further assessment of Taxes or to any assessment of any penalties or interest charges in respect of any such Taxes, by receipt of a final assessment, in form and substance reasonably satisfactory to Buyer, from the appropriate tax authorities, or (y) sixty (60) days following the expiration of the applicable statute of limitations or any extension thereof, by waiver or otherwise.

                  (c) Notwithstanding Section 10.02(a), (i) the representations and warranties made in Sections 4.01 and 4.02 and the agreement of Buyer to perform and timely pay and discharge all Assumed Liabilities shall be unlimited in time, (ii) the representations and warranties made in Section 4.05 shall survive until sixty (60) days following the expiration of the applicable statute of limitations or any extension thereof, by waiver or otherwise, and (iii) the Buyer's breach of, or failure to perform, after the Closing Date any of the covenants, agreements or obligations of Buyer contained in this Agreement or in the Exhibits attached hereto required to be performed after the Closing Date shall survive until sixty (60) days following the expiration of the applicable statute of limitations or any extension thereof, by waiver or otherwise.

            10.03. CLAIMS FOR INDEMNIFICATION. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article X in respect of any Damages such Indemnitee shall give the appropriate Indemnifying Party written notice thereof (a "Notice of Claim") (but such Notice of Claim must be delivered within the time periods specified in Section 10.02(a), (b) and (c), and if so delivered shall be considered timely made even if such claim is not resolved until after the expiration of the aforesaid periods). Any such Notice of Claim shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give the Notice of Claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that the defense of any claim is prejudiced by such failure.

            10.04. DEFENSE OF CLAIMS.

                  (a) In connection with any claim under this Article X resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if all Indemnifying Parties with respect to such claim or Proceeding jointly acknowledge to the Indemnitee its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may be subsequently modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Parties will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. If the Indemnifying Parties assume the defense of any such claim or Proceeding, the Indemnifying Parties shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times vigorously, diligently and promptly pursue the resolution thereof and keep the Buyer and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Indemnifying Parties shall have assumed the defense of any claim or Proceeding in accordance with this Section 10.04, the Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from any claim or Proceeding, with the prior written consent of such Indemnitee; PROVIDED, HOWEVER, that no consent shall be required from such Indemnitee if the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; PROVIDED, FURTHER, that the Indemnifying Parties shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and PROVIDED FURTHER, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees, consultants and agents with respect to such claim. Such Indemnitee shall be entitled to participate in the defense of any such action at its own cost and expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, reasonably cooperate with the Indemnifying Parties in the defense of any claim or Proceeding being defended by the Indemnifying Parties pursuant to this Section 10.04.

                  (b) If the Indemnifying Parties do not assume the defense of any claim or Proceeding resulting therefrom or do not satisfy the provisions of
Section 10.04(a) for controlling the defense of such claim or Proceeding, such Indemnitee, at the cost and expense of the Indemnifying Party, may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Parties, on such terms as such Indemnitee may deem appropriate. If the Indemnifying Parties seek to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Indemnifying Parties shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

            10.05. NATURE OF PAYMENTS. Any payment under this Article X shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations or, alternatively, by Buyer as an offset to a tax benefit item, if such characterization is permissible under such Tax authorities.


                                  ARTICLE XI

                                  TERMINATION

            11.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a)   by mutual written agreement of all the parties hereto;

                  (b) by Buyer by written notice to Seller if Buyer is not then in material breach of any material provision of this Agreement and there has been any one or more misrepresentations in or breaches of the representations or warranties made by Seller contained herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Buyer grounds not to close under Section 8.01 when taken into account with all other uncured misrepresentations in or breaches of such representation or warranties as to which Buyer shall have given notice to Seller as provided in this clause (b); a termination pursuant to this paragraph (b) shall become effective (i) fifteen
(15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (c) by Buyer if Buyer is not then in material breach of any material provision of this Agreement after written notice to Seller of the failure by Seller to perform and satisfy in any material respect any of its material obligations required to be performed and satisfied by Seller on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (c) shall become effective
(i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (d) by Seller after written notice to Buyer if Seller is not then in material breach of any material provision of this Agreement and there has been one or more material misrepresentations in or material breaches of the representations or warranties made by

Buyer herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give Seller grounds not to close under Section 8.02 when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which the Seller shall have given notice to the Buyer as provided in this paragraph (d); a termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (e) by Seller if Seller is not then in material breach of any material provision of this Agreement after written notice to Buyer of Buyer's failure to perform and satisfy in any material respect any of its material obligations under this Agreement required to be performed and satisfied by Buyer on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (e) shall become effective
(i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (f) by Buyer, or by Seller, if the Closing shall not have been consummated by November 26, 1997 (the "Outside Date"); PROVIDED, HOWEVER, that neither Buyer nor Seller may terminate this Agreement pursuant to this paragraph
(f) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement; and

                  (g) by any party hereto if any federal, state or foreign law or any rule or regulation thereunder shall hereafter be enacted or become applicable that makes the transaction contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining either party hereto from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

            The party desiring to terminate this Agreement pursuant to clauses
(b) through (g) shall give written notice of such termination to the other party.

            11.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 11.02. If such termination shall result from the breach by any party of its representations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach and such termination shall not be deemed to be an election of remedies. In addition, the provisions of Sections 5.05, 6.03, 13.01, 13.02, 13.03, 13.04, 13.05, 13.07,
13.10, 13.11, 13.12, 13.13 and 13.14 shall survive any termination of this Agreement pursuant to this Article XI, and each party hereto shall be fully responsible for any breach of Section 5.05, 6.03 or 13.03, whether or not such breach occurs prior to the termination of this Agreement.

                                  ARTICLE XII

                           AGREEMENT NOT TO COMPETE

            12.01. AGREEMENT NOT TO COMPETE. Seller agrees that for a period of two (2) years after the Closing Date, it will not compete, directly or indirectly, or participate through agents or representatives, as director, officer, employee, agent, representative or otherwise in any business competing, directly or indirectly, with the present business of the Division in any geographic area where Seller is on the Closing Date conducting such business of the Division. If any provision of this Article XII shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this
Article XII but shall be confirmed in its operation to the provision of this
Article XII directly involved in the controversy in which such judgment shall have been rendered. In the event of a breach of this Article XII, Buyer, in addition to any other rights and remedies they may have, shall be entitled to an injunction restraining Seller from doing or continuing to do any such act in violation of this Article XII.

                                 ARTICLE XIII

                                 MISCELLANEOUS

            13.01. NOTICES. All notices, requests, demand, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, against written receipt, (ii) if mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, five (5) Business Days after being so mailed, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter delivered in accordance with the provisions of clauses (i), (ii) or (iv) hereof, or (iv) if sent by a nationally recognized overnight delivery service which guarantees next day delivery, one (1) Business Day after being so sent;

            If to Seller:

            Docucon, Incorporated
            7461 Callaghan Road
            San Antonio, Texas 78229
            Attn: Mr. Edward Gistaro
            Telecopier No.: (210) 525-0145

            with a copy to:

            Rosenberg, Tuggey, Agather & Rosenthal
            140 East Houston Street, Suite 220
            San Antonio, Texas 78205
            Attn: Timothy N. Tuggey, Esq.
            Telecopier No.:  (210) 225-1800

            If to Bowne Entity or Buyer:

            Bowne Entity or Buyer, as the case may be c/o Bowne & Co., Inc.
            345 Hudson Street
            New York, New York 10014
            Attn:  Mr. Bruce Bezpa
            Telecopier No.: (212) 229-7392

            with a copy to:

            Morgan, Lewis & Bockius LLP
            101 Park Avenue
            New York, New York 10178
            Attn:  Samuel S. Friedman, Esq.
            Telecopier No.:  (212) 309-6273

            Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

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            13.02. AMENDMENTS:  NO WAIVERS.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            13.03. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            13.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign, in whole or in part, whether by operation of law or otherwise, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party; PROVIDED, HOWEVER, that (i) Buyer may assign this Agreement to any of its subsidiaries or to any subsidiary of Bowne & Co., Inc. as long as Buyer remains fully liable hereunder and (ii) Seller may assign its rights under this Agreement to any of its Affiliates created in any recapitalization of Seller as long as Seller remains fully liable hereunder.

            13.05. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of New York.

            13.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

            13.07. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements

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(including the Letter of Intent, dated September 4, 1997), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

            13.08. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

            13.09. SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall not be effected thereby and remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

            13.10. CONSTRUCTION.

                  (a) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

                  (b) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

            13.11. ARBITRATION OF CLAIMS.

                  (a) Except as provided in Sections 5.08, 6.04 and 12.01 hereof, any dispute, claim, controversy or difference between or among the parties arising out of this Agreement or the transactions contemplated hereby (a "Dispute"), including without limitation

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any dispute between an Indemnitee and any Indemnifying Party under Article X, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided.

                  (b) Any Dispute subject to arbitration shall be arbitrated in New York, New York under the commercial rules then in effect of the American Arbitration Association (the "AAA"). The arbitrators shall be instructed to deliver a written report of their determination (an "Arbitrators' Report") to the Buyer and the Seller (or the Indemnitee and the Indemnifying Party, as the case may be). Each party to such arbitration agrees that any award of the arbitrators shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrators. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 13.11 by bringing suit in any court of competent jurisdiction.

                  (c) A party demanding arbitration under this Agreement (an "Initiating Party") shall initiate such arbitration by delivering written notice (the "Arbitration Notice") to the party with whom arbitration is sought (i) with respect to any claim for indemnification under Article X hereof, within thirty
(30) days after the receipt of the relevant Notice of Claim by the Indemnifying Party, and (ii) with respect to any other Disputes, within a reasonable time, and in any event, not after the date when institution of legal or equitable proceedings based on such Dispute would be barred by this Agreement or the applicable statute of limitations. Any Arbitration Notice shall contain a statement setting forth the nature of the Dispute, the amount involved, if any, and the remedy sought.

                  (d) The arbitration panel shall consist of three (3) arbitrators appointed within twenty (20) Business Days after receipt of notice from an Initiating Party, one of whom shall be appointed by the Seller and one of whom shall be appointed by the Buyer. The two arbitrators thus appointed shall choose the third arbitrator; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator, such arbitrator shall be designated by the President of the AAA. If any arbitrator resigns or is unable to continue serving as such, the successor to such arbitrator shall be appointed by the party or parties who appointed such arbitrator or by the remaining arbitrators if they had appointed such arbitrator, or by the then President of the AAA, as the case may be. A stenographic record of the arbitration proceedings shall be made and in the event a successor arbitrator must be appointed he or she may rely on such record and no rehearing shall be required.

                  (e) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 13.11 or any judicial action of proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 13.11 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 13.11 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrators or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All

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costs and expenses attributable to the arbitrators shall be allocated among the parties to the arbitration in such manner as the arbitrators shall determine to be appropriate under the circumstances.

                  (f) Notwithstanding the foregoing, it is hereby agreed that no arbitration panel shall have any power to add to, alter or modify the terms and conditions of this Agreement or any other agreement executed and delivered in connection herewith or to decide any issue which does not arise from the interpretation or application of the provisions of this Agreement.

            13.12. CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            13.13. THIRD PARTY BENEFICIARIES. Except as provided in Article X, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Buyer or employee or former employee of Seller or any Affiliate or Associate thereof (including any beneficiary or dependent thereof).

            13.14. JURISDICTION. Seller hereby (i) submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States Federal District Court of the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by Buyer, any Indemnified Party or their respective heirs, legal representatives, successors or assigns (an "Action") and (ii) waives, and agrees not to assert by way of motion, a defense, or otherwise, in any such Action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. The Seller hereby irrevocably appoints CT Corporation System as its authorized agent to receive service of process with respect to any such Action on its behalf, which service may be made on such agent in accordance with legal procedures prescribed by such courts and CT Corporation system has delivered concurrently with the execution and delivery of this Agreement a written acceptance of such appointment.

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            IN WITNESS WHEREOF, the parties hereto have caused this Asset
Purchase Agreement to be duly executed as of the day and year first above written.

                                   DOCUCON, INCORPORATED

                                   By:/s/ EDWARD P. GISTARO
                                          Name: Edward P. Gistaro
                                          Title: CEO

                                   BOWNE OF DALLAS, INC.


                                   By:/s/ DENISE K. FLETCHER
                                          Name: Denise K. Fletcher
                                          Title: Treasurer

                                   BOWNE LITIGATION SOLUTIONS, L.P.
                                   BY BOWNE SOLUTIONS, INC., ITS GENERAL PARTNER


                                   By:/s/ THOMAS P. MEOLA
                                          Name: Thomas P. Meola
                                          Title: President

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